EXHIBIT  2.3
                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of July 31, 2003 (this "Agreement"), by and among National Medical Health Card Systems, Inc., a Delaware corporation ("Acquirer"), PORTLAND PROFESSIONAL PHARMACY, a Maine corporation ("PPRX"), PORTLAND PROFESSIONAL PHARMACY ASSOCIATES, a Maine corporation ("PRXA"; and, together with PPRX, the "Companies"), and the three individuals listed on
Schedule I hereto, who own all the capital stock of PPRX and of PRXA (each a "Shareholder" and collectively the "Shareholders").

                                    RECITALS

     WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of each of PPRX and PRXA (collectively, the "Shares");

     WHEREAS, the Shareholders desire to sell the Shares to the Acquirer and the Acquirer desires to purchase the Shares from the Shareholders upon the terms and subject to the conditions set forth in the Agreement (the "Acquisition");

     WHEREAS, the respective Boards of Directors of PPRX, PRXA and Acquirer have approved the Acquisition upon the terms and subject to the conditions set forth in this Agreement; and

     NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     In this Agreement, the following words and phrases shall have the meanings hereinafter set forth:

     "Acquisition" shall have the meaning given to such term in the Recitals hereof.

     "Acquirer" shall have the meaning given such term in the first paragraph of this Agreement.

     "Acquirer Common Stock" shall mean common stock of Acquirer, $.001 par value per share.

     "Acquirer Disclosure Schedule" shall have the meaning given such term in the preamble to Article V hereof.

     "Acquirer  Indemnified  Party"  shall have the  meaning  given such term in
Section 11.01 hereof.

     "Affiliated Group" shall have the meaning give such term in Section 3.11(a) hereof.

     "Affiliates" shall have the meaning as set forth in Rule 144 promulgated under the Securities Act.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday under the Federal laws of the United States or the laws of the State of New York.

     "Closing" shall have the meaning given such term in Section 2.02 hereof.

     "Closing  Date"  shall have the  meaning  given  such term in Section  2.02 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission of the United States.

     "Companies" shall have the meaning given such term in the first paragraph of this Agreement.

     "Company Disclosure Schedule" shall have the meaning given such term in the preamble to Article III hereof.

     "Company  Indemnified  Party"  shall  have the  meaning  given such term in
Section 11.02 hereof.

     "Contest" shall have the meaning given such term in Section 12.02(b) hereof.

     "Contracts" shall have the meaning given such term in Section 3.16(a) hereof.

     "Earn Out" shall have the meaning given such term in Section 2.05 hereof.

     "Employee Plan" shall have the meaning given such term in Section 3.17(a) hereof.

     "Environmental Laws" shall mean, with respect to the Companies, any federal, state, or local law, statute, rule, regulation, order or other requirement of law relating to (i) the manufacture, transport, use, treatment, storage, disposal, release or threatened release of Hazardous Substances, or
(ii) the protection of human health or the environment (including, without limitation, natural resources, air, and surface or subsurface land or waters).

     "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice, requirement, responsibility or directive (including directives embodied in Environmental
Laws), injunction, judgment or similar documents (including settlements) arising out of or in connection with any Environment Laws, or (b) pursuant to any claim by a governmental entity or other person or entity for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such entity or person pursuant to common law or statute.

     "Environmental Material Adverse Effect" shall mean, with respect to the Companies, any Environmental Liabilities that are reasonably expected to exceed $5,000 per occurrence, or $20,000 in the aggregate.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it now exists and is hereafter amended.

     "ERISA Affiliate" shall mean any person, firm or entity (whether or not incorporated) which, by reason of its relationship with PPRX or PRXA is required to be aggregated with PPRX or PRXA under Sections 414(b), 414(c), 414(m) or 414(o) of the Code, or which, together with PPRX or PRXA, is a member of a controlled group within the meaning of Section 4001(a)(14) of ERISA.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Financial Statements" shall have the meaning given such term in Section 3.07(a) hereof.

     "Generally accepted accounting principles" shall mean generally accepted accounting principles in the United States.

     "Governmental Entity" shall mean any court, administrative agency or commission or other federal, provincial, state, local, municipal or foreign government or governmental authority or instrumentality.

     "Hazardous Substance" shall mean any material or substance that is: (i) listed, classified or regulated pursuant to or under any applicable Environmental Law, or (ii) any petroleum product or by-product, asbestos, urea formaldehyde insulation or polychlorinated biphenyls.

     "Indemnified Party" shall have the meaning given such term in Section 11.04 hereof.

     "Indemnifying  Party"  shall  have the  meaning  given such term in Section
11.04 hereof.

     "Indemnified  Employees"  shall have the meaning given such term in Section
7.05 hereof.

     "Indemnity Claim" shall have the meaning given such term in Section 11.07 hereof.

     "Intellectual  Property"  shall have the meaning given such term in Section
3.23 hereof.

     "Interim  Financial  Statements"  shall have the meaning given such term in
Section 3.07(a) hereof.

         "IRS" shall mean the Internal Revenue Service.

     "Knowledge" shall mean, with respect to a Person, such Person's actual knowledge after reasonable inquiry of officers, directors or other employees of such Person reasonably believed to have knowledge of such matters.

     "License" shall have the meaning given such term in Section 3.24 hereof.

     "Liens"  shall  mean all liens,  mortgages,  charges,  security  interests,
pledges,   rights  or  claims  of  others,   restraints  on  transfer  or  other
encumbrances.

     "Losses" shall have the meaning given such term in Section 11.01(a) hereof.

     "Material Adverse Change" shall mean a change, event, occurrence or a development involving a prospective change which could have a Material Adverse Effect.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its Subsidiaries, if any, taken as a whole, or which would prevent or materially delay the consummation of the transactions contemplated hereby. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "Nasdaq National Market" shall mean the National Association of Securities Dealers Automated Quotation National Market.

     "Person"  shall  mean  an  individual,  corporation,  partnership,  limited
liability  company,   joint  venture,   association,   trust  or  unincorporated
organization, or a government or any agency or political subdivision thereof.

     "Pre-Closing Period" shall have the meaning given such term in Section 12.01(d) hereof.

         "Post-Closing Period" shall have the meaning given such term in Section 12.01(d) hereof.

     "PPRX" shall have the meaning given such term in the first paragraph of this Agreement.

     "PPRX Common Stock" shall mean all of the issued and outstanding shares of PPRX, no par value per share.

         "PRXA" shall have the meaning given such term in the first paragraph of this Agreement.

         "PRXA Common Stock" shall mean all of the issued and outstanding shares of PRXA, no par value per share.

         "Public Filings" shall have the meaning given such term in Section 5.06 hereof.

         "Purchase Price" shall have the meaning given such term in Section 2.03 hereof.

     "Regulatory Authority" shall mean any foreign, federal, provincial, state, local or municipal government or governmental authority the approval of which, or filing with, is legally required for consummation of the transactions contemplated by this Agreement.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

     "Requisite  Regulatory Approvals" shall have the meaning given such term in
Section 9.01(b) hereof.

     "Section  338(h)(10)  Elections"  shall have the meaning given such term in
Section 12.05 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Shares" shall have the meaning give such term in the Recitals hereof.

     "Shareholder" shall have the meaning given such term in the first paragraph of this Agreement.

     "Shareholder  Agreements" shall have the meaning given such term in Section
4.01 hereof

     "Subsidiary" of any Person means, with respect to such Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

     "Takeover Proposal" shall have the meaning given such term in Section
6.03 hereof.

     "Tax" and "Taxes" shall include any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group, as defined in Section 1504 of the Code (or being included (or required to be included) in any Tax Return relating thereto). Provided, however, that the term "Tax" is not intended to include any fees or other amounts payable to any state regulatory authority in respect of the transfer of pharmacy or other professional licenses in connection with the Acquisition.

     "Tax Returns" shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting Schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Treasury Regulations" shall mean the regulations issued by the US Department of Treasury pursuant to the Code.

     "Year-End  Financial  Statements" shall have the meaning given such term in
Section 3.07(a) hereof.

                                   ARTICLE II

                                 THE ACQUISITION

     Section 2.01. Purchase of Shares. At the Closing, Acquirer shall purchase the Shares from the Shareholders, thereby acquiring all of the issued and outstanding shares of capital stock of each of PRXA and PPRX.

     Section 2.02. Closing. The closing (the "Closing") of the Acquisition shall take place at 3 p.m., New York time, on July 31, 2003, (the "Closing Date"), at the offices of the Companies, 1283 Congress Street, Portland ME, unless another time, place or date is agreed to in writing by the parties hereto.

     Section 2.03 Purchase Price. Subject to the terms and conditions set forth in this Agreement, the purchase price to be paid by Acquirer at Closing for the Shares shall be 3,150,000, in cash, to be paid to the Shareholders at the Closing, ( the "Purchase Price") The Purchase Price shall be allocated as provided on Schedule 2.03.

     Section 2.04 Deliveries at Closing. At the Closing, the Shareholders will deliver to Acquirer (a) stock certificates representing all of the PPRX Common Stock, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer, (b) stock certificates representing all of the PRXA Common Stock, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer and (c) the certificates and other documents contemplated by Section 9.02. At the Closing, Acquirer will deliver to the Shareholders (x) the Purchase Price by wire transfer of immediately available funds and (y) the certificates and other documents contemplated by Section 9.03.

     Section 2.04.5 Post Closing Balance Sheet. Within ten business days after the Closing Date, the Shareholders shall deliver to the Acquirer a closing balance sheet dated as of July 31, 2003 (the "Closing Balance Sheet") which shall be prepared in a manner consistent with the Companies' unaudited balance sheet at June 30, 2003 (the "June Balance Sheet"). If and to the extent the net book value (total assets minus total liabilities) on the Closing Balance Sheet is less than 90% of the net book value shown on the June Balance Sheet ($280,000), the Shareholders shall pay such deficit to the Acquirer, within five business days after delivery of the Closing Balance Sheet. Provided, however, that fees paid or accrued in July for legal and consulting services prior to July 15, 2003 shall not be treated as a deduction against net book value, and that amounts that Acquirer elects to pay at or around Closing from funds of the Companies (such as to Mr. Sheats) shall not be treated as a deduction against net book value.

     Section 2.05 Earn Out. In addition to the Purchase Price and subject to the provisions contained in Schedule 2.05 hereto, Acquirer shall, to the extent applicable, pay to the Shareholders as additional consideration for the Shares, cash and/or shares of Acquirer Common Stock as calculated in accordance with
Schedule 2.05 hereto (the "Earn Out").

                                  ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDERS

     Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule delivered by the Companies and the Shareholders to Acquirer on the date hereof (the "Company Disclosure Schedule"), a copy of which is attached hereto as Schedule 3.0, PPRX, PRXA and each Shareholder hereby, jointly and severally, represent and warrant to Acquirer as of the date hereof and as of the Closing Date as follows:

Section 3.01.  Organization, Etc.
               -----------------

     (a) PPRX is a corporation duly organized and validly existing under the laws of the State of Maine and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. PPRX is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions set forth in the Company Disclosure Schedule, which constitute all of the jurisdictions where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. PPRX has heretofore delivered to Acquirer true and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. PPRX is not in violation of any provisions of its Articles of Incorporation or Bylaws.

     (b) PRXA is a corporation duly organized and validly existing under the laws of the State of Maine and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. PRXA is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions set forth in the Company Disclosure Schedule, which constitute all of the jurisdictions where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. PRXA has heretofore delivered to Acquirer true and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. PRXA is not in violation of any provisions of its Articles of Incorporation or Bylaws.

     Section 3.02. Subsidiaries and Other Interests. Except as described in the Company Disclosure Schedule, neither PPRX nor PRXA has any Subsidiaries or, directly or indirectly, owns any equity, legal, beneficial or similar interest in, any corporation, partnership, joint venture, association or other entity.

Section 3.03.  Capitalization.
               --------------

     (a) The authorized, issued and outstanding capital stock of each of the Companies is as set forth on the Company Disclosure Schedule. All of the issued and outstanding shares of capital stock of each of the Companies are owned, of record and beneficially, by the Shareholders in the amounts set forth on the Company Disclosure Schedule. No Persons other than the Shareholders are or will be entitled to receive any payment with respect to any shares of capital stock of each of the Companies. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of each of the Companies are as set forth in their respective Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable corporate laws. All outstanding shares of capital stock of each of the Companies have been duly authorized and validly issued and are fully paid and non-assessable and are free and clear of any Liens. All of the outstanding securities of each of the Companies were issued in compliance with all applicable securities (federal and state) and corporate laws. None of the outstanding securities have been issued in violation of any preemptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which either of the Companies is a party or by which either of the Companies is bound, obligating either of the Companies to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend, accelerate the vesting of, change the price of or otherwise amend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or other, of either of the Companies to purchase, redeem or otherwise acquire any shares of its capital stock. There are no bonds debentures, notes or other indebtedness of either of the Companies having the right to vote (or convertible into securities having the right to vote) on any matters on which the Shareholders may vote. Except in respect of the Acquisition as contemplated by this Agreement and except for the Shareholder Agreements, there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting (i) between or among the Companies and any of their respective shareholders or (ii) between or among any of the Companies' shareholders.

     Section 3.04. Authorization. The Companies have all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out their respective obligations under this Agreement and under each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by PPRX and PRXA of their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of PPRX, PRXA and the Shareholders. Each of this Agreement and the other agreements contemplated hereby have been duly executed and delivered by the Companies and constitute the legal, valid and binding obligation of the Companies, enforceable against the Companies in accordance with their respective terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether enforceability is considered in equity or at law).

     Section 3.05. No Violation. The execution and delivery by PPRX and PRXA of this Agreement and each of the other agreements contemplated hereby do not, and the consummation by PPRX and PRXA of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default under, any provision of the respective Articles of Incorporation or Bylaws of PPRX or PRXA; (b) conflict with, or result in any violation of or default or loss of any benefit under, any License, or any statute, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which PPRX or PRXA is a party or to which any its respective properties is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, any agreement (written or unwritten), understanding, arrangement, contract, indenture or other instrument to which PPRX or PRXA is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, will result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of PPRX or PRXA; (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any License or (e) result in PPRX or PRXA being required to pay any material amount or refund to any Affiliate or licensee of PPRX or PRXA in respect of amounts received by PPRX or PRXA in advance of the performance of services. PPRX and PRXA are in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its property or business, other than violations that individually or in the aggregate does not and will not have a Material Adverse Effect on the Companies, taken as a whole.

     Section 3.06. Approvals. The execution and delivery of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by PPRX and PRXA will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which PPRX or PRXA is a party or to which its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required by PPRX or PRXA in connection and with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby, or the performance by PPRX or PRXA of its obligations hereunder and thereunder, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Exchange Act, the Securities Act, applicable state securities laws and the securities laws of any foreign country, and (ii) such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Companies, taken as a whole, and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

Section 3.07.  Financial Statements and Other Information.
               ------------------------------------------

     (a) The Companies have delivered to Acquirer true, correct and complete copies of (i) the unaudited balance sheet of PPRX and PRXA (on a combined basis) as of December 31, 2002 and December 31, 2001 and the related unaudited statements of operations and retained earnings, and cash flows for each of the years in the three-year period ended December 31, 2002, [including the accompanying letter dated February 5, 2003 of Runyon Kersteen Ouellette reporting on its review of such financial statements (the "Year-End Financial Statements")], and (ii) the unaudited balance sheet of PPRX and PRXA (on a combined basis) as of June 30, 2003 and the related unaudited statement of profit and loss for the Companies for the six-month period ended June 30, 2003 (the "Interim Financial Statements"). The Year-End Financial Statements and Interim Financial Statements are herein collectively referred to as the "Financial Statements."

     (b) The Financial Statements are in accordance with the books and records of the Companies and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and the balance sheets included therein present fairly as of their respective dates the financial condition of the Companies. All material liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements have been disclosed in the balance sheets included in the Financial Statements or in notes to the Financial Statements to the extent such liabilities were required, under generally accepted accounting principles, to be so disclosed. The statements of operations, accumulated deficit and cash flows included in the Financial Statements present fairly the results of operations, accumulated deficit and cash flows of the Companies for the periods indicated. The statements of operations included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

     (c) All properties, investments, tangible assets and deferred costs reflected in the latest balance sheets included in the Financial Statements have a fair market or realizable value at least equal to the value thereof as reflected therein.

     (d) The accounts and notes receivable of the Companies included in the latest balance sheet of the Companies included in the Financial Statements are actual and bona fide receivables representing obligations of the total amount thereof shown on the books of the Companies, net of certain amounts relating to Medicare/Medicaid disallowances or disallowances from any other government entity. The Companies have the right to collect receivables in the full amounts shown over the period of usual trade terms. The Companies have performed in all material respects all obligations with respect thereto which it was obligated to perform to the date hereof, and to the Companies' Knowledge these receivables are not subject to any defenses or rights of setoff.

     (e) Since June 30, 2003, there has been no Material Adverse Change in the Companies.

     Section 3.08. No Undisclosed Liabilities. Except as set forth in the notes to the Financial Statements, the liabilities on the latest balance sheet of the Companies included in the Financial Statements consist solely of accrued obligations and liabilities incurred by the Companies in the ordinary course of business to Persons which are not Affiliates of the Companies. There are no liabilities of the Companies of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, other than (a) liabilities disclosed in the Financial Statements or in the Company Disclosure Schedule, (b) liabilities incurred in the ordinary course of business and not required to be set forth in the Financial Statements under generally accepted accounting principles and (c) liabilities which have arisen after June 30, 2003 in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit or a liability to repay or refund to any person any amounts previously received by the Company) . There are no asserted claims for indemnification by any Person against PPRX or PRXA under any law or agreement or pursuant to such corporations' respective Articles of Incorporation or Bylaws, and the Companies are unaware of any facts or circumstances that might give rise to the assertion of such a claim against PPRX or PRXA thereunder.

     Section 3.09. Corporate Action. All corporate action of the Board of Directors and of the Shareholders of PPRX and PRXA taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and their respective Articles of Incorporation and Bylaws and has been duly recorded in PPRX's and PRXA's, respective, corporate minute books (true, correct and complete copies of which have been delivered to or made available for inspection by Acquirer).

Section 3.10.  Events Subsequent to December 31, 2002.
               --------------------------------------

     (a) Except as disclosed in the Company Disclosure Schedule, since December 31, 2002, neither PPRX nor PRXA has (a) issued any stock, bond or other corporate security (including without limitation securities convertible into or rights to acquire capital stock of PPRX or PRXA); (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into, all in the ordinary course of business; (c) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on its balance sheet included in the Year-End Financial Statements for the period ended December 31, 2002 and current liabilities incurred since December 31, 2002 in the ordinary course of business; (d) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other securities, or entered into, any agreement or commitment or currently has an intention to do so; (e) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than liens for current taxes not yet due and payable; (f) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim; (g) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset; (h) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business; (i) suffered any adverse change in its relations with, or any loss or threatened loss of, any of its suppliers or customers disclosed pursuant to Section 3.23; (j) (1) granted any severance or termination pay to any of its directors, officers, employees or consultants, (2) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers, employees or consultants, (3) increased any benefits payable under any existing severance or termination pay policies or employment agreements, (4) increased the compensation, bonus or other benefits payable to any of its directors, officers, consultants or employees, except in each case in the ordinary course of business consistent with past practices; (k) made any material change in the manner of its business or operations; (l) made any material change in any method of accounting or accounting practice, except as specifically disclosed in the Financial Statements; (m) entered into any
transaction   except  in  the  ordinary  course  of  business  or  as  otherwise contemplated hereby; or (n) entered into any commitment (contingent or otherwise) to do any of the foregoing.

Section 3.11.  [MOVED TO SECTION 8.07]Taxes.
                                      -----

     (a) PPRX and PRXA (or any affiliated, combined, consolidated unitary or similar group ("Affiliated Group") of which PPRX or PRXA is or has been a member) have each duly and timely filed with the appropriate taxing authorities all Tax Returns that are required to have been filed for, by, on behalf of or with regard to it and its assets, operations and businesses, and such returns are true, correct and complete and reflect all liabilities for Taxes for the periods covered thereby.

     (b) All Taxes due and payable by or with respect to PPRX or PRXA, either directly or as a part of a consolidated, combined or similar return, for all periods through the Closing Date have been or will be fully and timely paid when due. The reserves or accruals for Taxes provided in the respective books and records of the Companies with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing are or, prior to the Closing, will be sufficient for all unpaid Taxes of the Companies through the close of business on the Closing Date. The amount of the reserves or accruals for the Taxes of the Companies through June 30, 2003 is set forth on the Company Disclosure Schedule. The Companies have not incurred any Taxes other than in the ordinary course of business. The Companies have no liability for Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, foreign or federal law), as transferee or successor, by contract, or otherwise.

     (c) The Companies have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

     (d) Any deficiencies asserted, assessed or proposed as a result of any governmental audits of the Tax Returns of PPRX or PRXA have been paid or settled, and there are no present disputes as to Taxes payable by PPRX or PRXA. There is no audit, investigation, or proceeding in progress, pending, expected or threatened against either of the Companies by any governmental agency in connection with Taxes; nor, to the knowledge of either of the Companies, is there any reasonable basis for any such audit, investigation or proceeding. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination of the Companies which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

     (e) Neither PPRX nor PRXA has (i) executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes, including but not limited to any applicable statute of limitations; (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed; (iii) received any written ruling of a taxing authority related to Taxes or entered into any written and legally binding agreement with a taxing authority relating to Taxes or (iv) made any payments, or is obligated to make any payments, or is a party to any agreement that could, individually or collectively, require it to make payments that are not deductible under Section 280(G) of the Code.

     (f) Neither PPRX nor PRXA is a party to any tax allocation or sharing agreement or similar document or arrangement.

     (g) No Power of Attorney with respect to any Tax matter is currently in force with respect to either of the Companies.

     (h) Acquirer has received complete copies of (i) all income Tax Returns for PPRX and PRXA for all applicable taxable periods since 1999 and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to PPRX or PRXA, or its income, assets or operations. The Company Disclosure Schedule sets forth the jurisdictions in which PPRX or PRXA filed Tax Returns since their inception, and as of the date hereof no claim has ever been made by any taxing authority in a jurisdiction in which PPRX or PRXA does not (or did not) file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (i) Neither PPRX nor PRXA, nor any other person on behalf of PPRX or PRXA, has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method, nor has any such change been proposed or threatened, or has any application pending with any taxing authority requesting permission for any changes in accounting methods or (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law. Neither PPRX nor PRXA, nor any other person on behalf of PPRX or PRXA, has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by PPRX or PRXA.

     (j) No property owned by either of the Companies is (i) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (ii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

     (k) Neither PPRX nor PRXA is subject to any private letter rulings of the Internal Revenue Service or comparable rulings of other Tax authorities.

     (l) There are no Liens as a result of unpaid Taxes upon any of the assets or properties of either of the Companies.

     (m) Neither PPRX nor PRXA is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes. Neither PPRX nor PRXA own any interest in any entity that is disregarded for U.S. federal income tax purposes.

     (n) Neither PPRX nor PRXA is or has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code.

     (o) Neither PPRX nor PRXA has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

     (p) Neither PPRX nor PRXA (A) has or is projected to have an amount includable in its income for the current taxable year under Section 951 of the Code; or (B) has an unrecaptured overall foreign loss within the meaning of
Section 904(f) of the Code.

     (q) Each of PPRX and PRXA has properly and timely elected under Section 1362 of the Code, and under each analogous or similar provision of state and local law in each jurisdiction where PPRX and PRXA, as applicable, is required to file a Tax Return, to be treated as an "S" corporation for all taxable periods since their respective dates of formation. There has not been any voluntary or involuntary termination or revocation of any such election. No Tax will be imposed upon PPRX or PRXA under Section 1374 of the Code in connection with the transactions contemplated by this Agreement.

     Section 3.12. Litigation. There is no action, suit, investigation, arbitration or proceeding pending or threatened in writing or otherwise against or affecting the Companies or any of their respective properties or rights (including without limitation no charge of patent and/or trademark infringement), by or before any Governmental Entity, or any basis in fact therefor known to either of the Companies, against or involving the Companies or any of their respective officers, directors, employees or consultants (in all instances, in their capacity as such), assets, business or products, whether at law or in equity. There is no judgment, decree or order against either of the Companies or their respective officers or directors (in their capacities as such). The Company Disclosure Schedule accurately describes each action, suit, investigation, arbitration or proceeding brought against or affecting the Companies or any of their properties or assets (including any of their patents, trademarks or other intellectual property) or to which either of the Companies was a party. With respect to each litigation or claim described in the Company Disclosure Schedule, copies of all pleadings, filings, correspondence with opposing parties and their counsel, opinions of counsel, results of studies, judgments, orders, attachments, impositions of or recordings of Liens and other documents have been furnished or made available to Acquirer. All proceedings have been timely reported to all applicable insurance carriers in all material respects and no reservation of rights or denial of coverage has been issued by such carrier as to any pending claim.

     Section 3.13. Compliance with Laws. The Companies have complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any Governmental Entity relating to or affecting the operation, conduct or ownership of its properties or businesses. No investigation, audit, or review by any Governmental Entity (including without limitation any audit or similar review by any federal, foreign, state or local taxing authority) with respect to either of the Companies is pending or threatened, nor has any Governmental Entity indicated in writing to either of the Companies an intention to conduct the same. Neither the Companies nor any director, officer, consultant or employee of the Companies (in all instances, in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon the Companies of any Governmental Entity. There is no existing law, rule, regulation or order, whether federal, state, local, municipal or foreign, which would prohibit or materially restrict the Companies from, or otherwise materially adversely affect the Companies in, conducting their respective businesses in any jurisdiction in which they are now conducting business or in which they currently propose to conduct business.

Section 3.14.  Title to and Condition of Property.
               ----------------------------------

     (a) The Companies own no real property. Each lease or agreement under which either of the Companies is a lessee or lessor of any property, real or personal, is a valid and binding agreement of such Company in full force and effect and without any default thereunder by any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by either of the Companies under any such lease or agreement or by any other party thereto. The Companies' possession of such property have not been disturbed and no claim has been asserted in writing against the Companies adverse to their rights in such leasehold interests.

     (b) All buildings, structures, appurtenances and material items of machinery, equipment and other tangible assets used by the Companies are in good operating condition and repair, normal wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to its use and operation. The Companies' premises or equipment are not in need of maintenance or repairs other than ordinary routine maintenance and repairs which are not material, individually or in the aggregate, in nature or cost, and no such maintenance or repair has intentionally been delayed, deferred or prolonged.

Section 3.15.  Environmental Matters.
               ---------------------

     (a) Except as would not have an Environmental Material Adverse Effect, each of PPRX and PRXA has been and is currently being operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other governmental authority; neither PPRX nor PRXA is required to obtain any permits or licenses pursuant to any Environmental Law to conduct its business as presently conducted;

     (b) There are not any existing, pending or threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other governmental entity directed against either PPRX or PRXA that pertain or relate to (1) any remedial obligations under any applicable Environmental Law,
(2) violations by PPRX or PRXA of any Environmental Law, (3) personal injury or property damage claims relating to a Release of chemicals or Hazardous Substances, or (4) response, removal, or remedial costs under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et seq. the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss.6901 et seq., or any similar state or federal laws;

     (c) No portion of any real property leased by PPRX is listed on the National Priorities List ("NPL") or the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") under CERCLA, or any similar ranking or listing under any state law. Except as would not have an Environmental Material Adverse Effect, no facts or circumstances exist which could reasonably be expected to result in any liability to PPRX, PRXA or Acquirer with respect to the current or past business and operations of PPRX or PRXA in connection with (i) any Release, transportation or disposal of any Hazardous Substances, or (ii) any action taken or omitted that was not in full compliance with or was in violation of any applicable Environmental Law.

Section 3.16.  Contracts.
               ---------

     (a) The Company Disclosure Schedule contains a complete list of all currently effective written or oral (i) employment contracts, arrangements or policies of either of the Companies which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits); (ii) leases, sales contracts and other agreements with respect to any property, real or personal, of either of the Companies, except for leases of personal property involving, on an annual basis, less than $15,000 individually or $50,000 in the aggregate; (iii) contracts or commitments for capital expenditures or acquisitions in excess of $15,000 on an annual basis for one project or set of related projects; (iv) agreements, contracts, indentures or other instruments relating to the borrowing of money, or the guarantee of any obligation (third party or otherwise) for the borrowing of money (excluding routine checking account overdraft agreements); (v) contracts or agreements providing for any covenant not to compete by either of the Companies or otherwise restricting in any way the Companies' engaging in any business activity (including a description of the businesses to which the covenant not to compete applies);
(vi) contracts or agreements relating to consultancies, professional retentions, agency, sales or distributorship arrangements pertaining to either of the Companies or their products or activities involving in excess of $15,000 on an annual basis; (vii) contracts, agreements or commitments requiring either of the Companies to indemnify or hold harmless any Person; (viii) all contracts with any customer or supplier that cannot be terminated without penalty in excess of $15,000 by either of the Companies within one year; (ix) any written agreement, contract, arrangement or understanding with any Affiliate, licensee or Shareholder; (x) any license or agreement granting or restricting the right of either of the Companies to use a trade name, trademark, logo, patent, software or other Intellectual Property; and (xi) contracts, agreements, arrangements or commitments, other than the foregoing, which could reasonably be considered material to the Companies' business (all contracts, agreements, arrangements or commitments to which the Companies are a party, whether or not listed on the Company Disclosure Schedule, being hereinafter referred to as "Contracts"). True and correct copies of all the Contracts listed on the Company Disclosure Schedule have been furnished or made available to Acquirer. Each Contract is a legal valid, binding and enforceable obligation of the Companies in full force and effect and the Companies have duly performed their respective obligations thereunder to the extent such obligations have accrued, and no breach or default thereunder by either of the Companies or any other party thereto has occurred that could impair the ability of the Companies to enforce any rights thereunder. There are no material liabilities of the Companies arising directly from any breach of or default in any provision of any of the Contracts, nor has there occurred any breach or default thereof by the Companies which would permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any asset(s) of either of the Companies.

     (b) The consummation of the Acquisition or the other transactions contemplated hereby will not result in any violation or termination of, default or loss of benefit under, or give rise to a right of termination under, the terms of any Contract. There are no negotiations pending or in progress to revise, in any material respect, any Contract.

Section 3.17.  Employee Plans.
               --------------

     (a) The Company Disclosure Schedule lists each of the following plans, contracts, policies and arrangements which is, or has been at anytime during the last three years, sponsored, maintained or contributed to by, or otherwise binding upon PPRX, PRXA or any of their ERISA Affiliates for the benefit of any current or former employee, director or other personnel: (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, (ii) any personnel policy, and (iii) any other employment, consulting (for annual compensation in excess of $20,000), collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, change in control, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement described in (i), (ii) or (iii) above being herein referred to as an "Employee Plan").

     (b) With respect to each Employee Plan, the Companies have delivered to Acquirer true and complete copies of (i) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan, and (ii) where applicable, (A) the last annual report (5500 series) filed with the Internal Revenue Service or the Department of Labor; (B) the two most recent balance sheets and financial statements; (C) the two most recent actuarial reports or valuation statements; and (D) the most recent determination letter issued by the IRS, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the Internal Revenue Service or the Department of Labor since inception and any application therefor which is currently pending.

     (c) Each Employee Plan has been maintained and administered in accordance with its terms and in compliance with the provisions of applicable law, including, without limitation, applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments to or under each Employee Plan with respect to all periods prior to the Closing have been made (in accordance with the governing documents and applicable law) or fully accrued on the Financial Statements. With respect to each Employee Plan, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor or any other governmental agency, (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or threatened, and (iii) no facts exist which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to the Companies, any of their respective ERISA Affiliates or the assets of any Employee Plan.

     (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect.

     (e) With respect to each funded Employee Plan which is an employee pension plan within the meaning of Section 3(2) of ERISA, (i) the Employee Plan has been, since its inception a qualified plan under Section 401(a) of the Code, and its related trust has been, since its inception exempt from federal income taxation under Section 501(a) of the Code, (ii) a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or could cause the loss of such status, and (iii) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code.

     (f) Neither PPRX, PRXA nor any of their ERISA Affiliates has ever maintained or been obligated to contribute to a single employer, multiple employer or multi-employer pension plan (within the meaning of Section 3(2) of ERISA) which is or was covered by Title IV of ERISA or by Section 302 of ERISA or Section 412 of the Code, and neither PPRX, PRXA nor any of their ERISA Affiliates has incurred or may incur any direct or indirect liability under Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, contingent or otherwise.

     (g) PPRX and its ERISA Affiliates have complied in all respects with the provisions of Section 4980B of the Code with respect to any Employee Plan which is a group health plan within the meaning of Section 5001(b)(1) of the Code. Neither PPRX nor its ERISA Affiliates maintains, contributes to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services, except as required in Section 4980B of the Code. Each Employee Plan may be unilaterally terminated and/or amended by PPRX or its ERISA Affiliates at any time without damage or penalty.

     (h) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan.

     Section 3.18. Labor Matters. The Company Disclosure Schedule contains a list of all current employees (including without limitation part-time, temporary and inactive employees), leased employees, independent contractors and consultants of the Companies, their respective salaries or wages, other compensation and dates of employment and positions. The Companies are not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, are the Companies the subject of any proceeding asserting that either of the Companies have committed an unfair labor practice or is seeking to compel either of the Companies to bargain with any labor union or labor organization nor, as of the date of this Agreement, are there pending or threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving either of the Companies.

     Section 3.19. Insurance Policies. The Company Disclosure Schedule contains a correct and complete description of all insurance policies covering the Companies, their respective businesses, employees, agents and assets. Each such policy is in full force and effect and the Companies believes each such policy is of the type and in the amount customarily carried by Persons conducting businesses or owning assets similar to those of the Companies. Such policies shall not, pursuant to their terms, in any way be affected by, or terminate or lapse by reason of, this Agreement. All retroactive premium adjustments under any worker's compensation policy of the Companies have been recorded in the Financial Statements in accordance with generally accepted accounting principles and are reflected in the Financial Statements. All premiums with respect to such insurance policies have been paid on a timely basis, and no notice of cancellation or termination has been received with respect to any such policy. The Companies have not failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by or on behalf of the Companies as to which the insurers have denied coverage or otherwise reserved rights. The Companies have not been refused any insurance with respect to its assets or operations, nor has their coverage been limited, by any insurance carrier to which they have applied for any such insurance with which they have carried insurance since the date of their inception.

     Section 3.20. Records. Each of the Companies has records that accurately and validly reflect its transactions and accounting controls sufficient to ensure that such transactions are (a) in all material respects executed in accordance with their respective management's general or specific authorization and (b) recorded in conformity with generally accepted accounting principles.

     Section 3.21. Brokerage Fees. Except for TM Capital Corp., neither the Companies nor their respective Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any of the agreements contemplated hereby or any transaction contemplated hereby or thereby or any transaction of like nature.

Section 3.22.  Suppliers and Customers.
               -----------------------

     (a) The Company Disclosure Schedule lists (i) all suppliers of the Companies to which the Companies made payments during the period beginning January 1, 2002 through December 31, 2002, or expects to make payments during the period beginning January 1, 2003 through December 31, 2003, in excess of $15,000 in the aggregate, (ii) all customers of the Companies during the period beginning January 1, 2002 through December 31, 2002, or customers that the Companies expect will pay to the Companies during the period beginning January 1, 2003 through December 31, 2003, more than $15,000 in the aggregate and (iii) all other suppliers and customers the loss of any of which, individually or in the aggregate with all other suppliers or customers affiliated with such supplier or customer, could have a Material Adverse Effect on the Companies.

     (b) To the Companies' and the Shareholders' Knowledge, none of the Companies' customers or suppliers listed on the Company Disclosure Schedule intend to cease purchasing from, selling to or dealing with the Companies nor has any information been brought to their attention which might lead them to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with the Companies or to materially alter such purchases, sales or dealings in the event of the consummation of the Acquisition. No customer has informed the Companies that it intends to cancel outstanding or currently anticipated contracts with the Companies.

     (c) Neither the Companies nor any of their respective officers, directors or Affiliates, nor any entity controlled by one of more of the foregoing:

     (i) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor of either of the Companies;

     (ii) owns, directly or indirectly, in whole or in part, any material tangible or intangible property that the Companies uses in the conduct of their respective businesses, except as disclosed in the Company Disclosure Schedule; or

     (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Companies, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     Section 3.23. Intellectual Property. The Company Disclosure Schedule contains an accurate and complete list of all domestic and foreign patents, patent applications, patent licenses, software licenses (other than generally available pre-packaged "off-the-shelf" software) and licenses, trade names, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications owned (in whole or in part), licensed to any extent or used or anticipated to be used by the Companies in the conduct of their respective businesses (collectively, and, together with the know how, "Intellectual Property"). The Companies either own all right, title and interest in and to, or possesses the exclusive right to use, the Intellectual Property, trade secrets and technology used in the conduct of their respective businesses (including, without limitation, the exclusive right to use and license the same (in the jurisdiction(s) where registered in the case of trademarks, service marks and copyrights)) and each item constituting part of the Intellectual Property in which the Companies have an ownership or license interest have been, to the extent indicated on the Company Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other Governmental Entities as are indicated on the Company Disclosure Schedule and such registrations, filings and issuances remain in full force and effect. No claim of infringement or misappropriation of patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person has been made nor threatened against the Companies. The Companies are not infringing or misappropriating any patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person. The Companies have not granted any license, franchise or permit to any Person to use any of the Intellectual Property of the Companies and no other Person has the right to use the same trademarks, service marks or trade names used by the Companies or any similar trademarks, service marks or trade names likely to lead to confusion. Since inception the Companies have not conducted its business under any corporate, trade or fictitious name, except Portland Professional Pharmacy, Portland Professional Pharmacy, Inc. or Portland Professional Pharmacy Associates. The Company Disclosure Schedule sets forth all trademark registrations and applications, service mark registrations and applications and copyright registrations and applications abandoned by the Companies since their inception.

     Section 3.24. Licenses. The Companies have all licenses, permits, consents and other governmental certificates, authorizations and approvals required by applicable federal, state and local Governmental Entity for the conduct of their respective businesses and the use of their respective properties as presently conducted or used, including, without limitation, all licenses required under applicable federal, state, local or municipal law relating to public health and safety, or employee health and safety except where the failure to have such license, permit, consent, certificate, authorization or approval could not have a Material Adverse Effect on the Companies (collectively, "Licenses"). The Company Disclosure Schedule contains a true and complete list of the Licenses. All of the Licenses are in full force and effect and no action or claim is pending nor is threatened to revoke or terminate any License or declare any License invalid in any material respect. The Companies have taken all necessary action to maintain such Licenses. The Company Disclosure Schedule contains a true and complete list of all federal, state, local, municipal and foreign governmental or judicial consents, orders, decrees and other compliance agreements relating to the Companies or any of their respective businesses under which the Companies are operating or bound.

     Section 3.25. No Illegal or Improper Transactions. Neither the Companies nor any of their respective directors, officers, employees, agents or Affiliates, have directly or indirectly used funds or other assets of the Companies or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; (d) the establishment or maintenance of a secret or unrecorded fund or (e) any other illegal payment; and there have been no false or fictitious entries made in the books or records of the Companies with respect to any of the foregoing.

     Section 3.26. Restrictive Documents and Territorial Restrictions. The Companies are not subject to, or a party to, any charter, bylaw, mortgage, Lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which adversely affects the business, prospects, operations or condition (financial or otherwise) of their respective businesses or any of their respective assets or properties in any material respect, or which would prevent consummation of the transactions contemplated hereby, or the continued operation of their respective businesses after the date hereof on substantially the same basis as heretofore operated or which would materially restrict the ability of the Companies to acquire any property or conduct business in any area.

     Section 3.27. Bank Accounts. The Company Disclosure Schedule contains a true, correct and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Companies maintain safe deposit boxes or accounts of any nature.

     Section 3.28. No Misleading Statements. This Agreement, the information and schedules referred to herein, when considered as a whole, and the certificates that have been furnished to Acquirer in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material facts necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder, severally but not jointly, agrees and represents and warrants to Acquirer as follows:

     Section 4.01. Ownership. Such Shareholder holds of record and owns beneficially the number of shares of PPRX Common Stock and PRXA Common Stock set forth next to his name in Schedule 4.01 hereto, free and clear of any Liens.
There are no outstanding options, warrants, convertible securities, calls, rights, commitments, court orders, proceedings, preemptive rights or agreements or instruments or understandings of any character (other than this Agreement and the shareholder agreements described on Schedule 4.01 (the "Shareholder Agreements")) to which such Shareholder is a party or by which he, is bound, obligating him, to deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, any shares of PPRX Common Stock or PRXA Common Stock owned by him or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. Such Shareholder is not a party to any voting trust, proxy, or other agreement, commitment or understanding, or any court order proceeding, with respect to the voting, dividend rights or disposition of any capital stock of PPRX or PRXA, except for the Shareholders Agreements and except as otherwise disclosed on the Company Disclosure Schedule. At the Closing, good and marketable title to the Shares being sold by such Shareholder will pass to Acquirer free and clear of all Liens.

     Section 4.02. Authorization. Such Shareholder has all requisite power and authority to enter into this Agreement and each of the other agreements contemplated hereby, and to carry out his obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other agreements contemplated hereby have been duly executed and delivered by such Shareholder and (assuming due authorization, execution and delivery of this Agreement by Acquirer) constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     Section 4.03. No Violation. The execution and delivery of this Agreement and each of the other agreements contemplated hereby by such Shareholder does not, and the consummation by such Shareholder of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, conflict with, or result in a breach or violation of or default under, or accelerate the performance required by, the terms of any law, statute, regulation, order, judgment or decree or any agreement, contract, indenture or other instrument to which such Shareholder is a party or to which any of his properties are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon the shares of PPRX or PRXA owned by, or any consideration to be received by, such Shareholder pursuant to the Agreement.

     Section 4.04. Approvals. The execution and delivery of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by such Shareholder will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which such Shareholder is a party or to which any of his properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required by such Shareholder in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation by such Shareholder of the transactions contemplated hereby and thereby or the performance by Shareholder of his obligations hereunder and thereunder.

     Section 4.05. Brokerage Fees. Such Shareholder has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by such Shareholder.

     Section 4.06. Litigation. There is no claim, suit, action, proceeding or investigation (whether at law or equity, before or by any Federal, state, foreign, local or municipal commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or threatened against or affecting such Shareholder, the outcome of which would in any manner impair his ability to perform his obligations hereunder or against the transactions contemplated by this Agreement.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIRER

     Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule delivered by Acquirer to PPRX, PRXA and the Shareholders on the date hereof (the "Acquirer Disclosure Schedule"), a copy of which is attached hereto as Schedule 5.0, Acquirer hereby agrees and represents and warrants to PPRX, PRXA and the Shareholders as follows:

     Section 5.01. Organization, Etc. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquirer.

Section 5.02.  Acquirer Shares.
               ---------------

     (a) The authorized capital stock of Acquirer consists of (i) 25,000,000 shares of common stock, $.001 par value per share, of which, as of June 30, 2003, 7,620,907 shares are issued and outstanding and (ii) 10,000,000 shares of preferred stock, $.10 par value per share, of which no shares are issued or outstanding.

     (b) The shares of Acquirer Common Stock to be issued pursuant to the Earn Out, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or of any federal or state law. The representations and warranties contained in this subsection (b) shall be deemed renewed as of the date of each issuance of Acquirer Common Stock pursuant to the terms of this Agreement.

     Section 5.03. Authorization. Acquirer has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Acquirer of this Agreement and each of the other agreements contemplated hereby to which it is a party, the consummation of the transactions contemplated hereby and thereby and the performance by Acquirer of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Acquirer. Each of this Agreement and the other agreements contemplated hereby to which it is a party has been duly executed and delivered by Acquirer and constitutes the legal, valid and binding obligation of Acquirer, enforceable against Acquirer in accordance with their respective terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     Section 5.04. No Violation. The execution and delivery of this Agreement and each of the other agreements contemplated hereby by Acquirer do not, and the consummation by Acquirer of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of Acquirer's Certificate of Incorporation or Bylaws; (b) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which Acquirer is a party or to which any of its properties is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of Acquirer; or (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material Acquirer license.

     Section 5.05. Approvals. The execution and delivery of this Agreement and each of the agreements contemplated hereby by Acquirer and the consummation of the transactions contemplated hereby and thereby will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Acquirer is a party or to which any of its properties is subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Acquirer in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation by Acquirer of the transactions contemplated hereby and thereby or the performance by Acquirer of its obligations hereunder and thereunder, other than
(a) compliance with any applicable requirements under the Exchange Act, the Securities Act and the Nasdaq National Market and state securities and "blue sky" laws and (b) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities the failure of which to make or obtain would not have a Material Adverse Effect, or would not materially adversely affect the ability of Acquirer to consummate the Acquisition.

     Section 5.06. Commission Filings; Financial Statements. Acquirer has timely filed since June 30, 2002 all reports and other materials required to be filed by it pursuant to the applicable provisions of the Securities Act and pursuant to Section 13, 14 or 15(d) of the Exchange Act (the "Public Filings"). The Public Filings, as of their respective filing dates, did not contain any untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements contained in the Public Filings: (i) complied in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present in all material respects the consolidated financial position of Acquirer and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Acquirer and its subsidiaries for the periods covered thereby. Since March 31, 2003, there has been no Material Adverse Change as to Acquirer.

     Section 5.07. Valid Issuance. The Acquirer's Board of Directors has authorized the reservation of that number of shares of Acquirer Common Stock as may be issued pursuant to the Earn Out. All Acquirer Common Stock subject to the Earn Out will, when issued pursuant to this Agreement, be validly issued, fully paid and nonassessable and free and clear of any Liens.

     Section 5.08. Broker's and Finder's Fees. Acquirer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     Section 5.09. No Vote Required. No vote of the stockholders of Acquirer is necessary to adopt and approve this Agreement, the Acquisition and the other transactions contemplated by this Agreement, or to issue the Acquirer Common Stock to be issued hereunder.

     Section 5.10. Financial Capacity. Acquirer reasonably believes it has the financial capacity to pay the consideration for the Shares as of the Closing Date and otherwise to fulfill its obligations under this Agreement.

     Section 5.11. No Misleading Statements. This Agreement, the information and schedules referred to herein, when considered as a whole, and the certificates that have been furnished to the Companies and the Shareholders in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material facts necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                           COVENANTS OF THE COMPANIES

     Section 6.01. Conduct of Companies. From the date hereof until the Closing, the Companies shall conduct their respective businesses in the ordinary course, consistent with past practice, and not enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated hereby, and except to the extent that Acquirer gives prior written consent:

     (a) neither PPRX nor PRXA will adopt or propose any change in its Articles of Incorporation or enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

(b) except as contemplated by this Agreement, neither PPRX nor PRXA will:

     (i) enter into any written contract, agreement, plan or arrangement covering any director, officer or employee of either of the Companies that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the Acquisition or
(B) the termination of employment after the Acquisition;

     (ii) enter into or amend any employment, consulting or similar agreement (oral or written) to increase the compensation payable or to become payable by it to, or otherwise materially alter its employment or consulting relationship with, any of its officers, directors or consultants over the amount payable as of the date hereof, or increase the compensation payable to any other employees (other than (A) increases to non-Shareholder employees in the ordinary course of business, consistent with past practice, which, do not exceed the greater of $1.50 per hour or 5% of total salary or otherwise have a Material Adverse Effect on the Companies, (B) pursuant to plans disclosed in the Company Disclosure Schedule, or (C) pre-Closing (or year-end, as the case may be) bonuses to the Shareholders which are consistent in amount with prior years' practices), or adopt or, except as required by applicable law to maintain a plan's tax-qualified status, amend any employee benefit plan or arrangement (oral or written); provided, however, that nothing herein shall restrict the Companies from adjusting management compensation in a manner consistent with prior practices; or

     (iii) loan or advance any money to any officer, director, employee, shareholder or consultant of either of the Companies other than advances in the ordinary course of business which do not exceed $5,000 at any time outstanding to any one person;

     (c) neither PPRX nor PRXA will (i) purchase, acquire, issue, deliver, sell or authorize the issuance, delivery or sale of any stock appreciation rights or of any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, (ii) make any changes in its capital structure, or (iii) enter into any agreement or understanding or take any preliminary action with respect to the matters referred to in clause (i) or
(ii) of this paragraph (c);

     (d) the Companies will keep in full force and effect their existing insurance policies and will not modify or reduce the coverage thereunder;

     (e) neither PPRX nor PRXA will (i) pay any dividend or make any other distribution to holders of its capital stock (other than a distribution to cover income taxes on pro rata shares of PPRX income for the year ending on the Closing Date, which amount shall be determined assuming such shares shall be subject to a combined Federal and State income tax rate of 50%), (ii) split, combine or reclassify any of its capital stock or propose or authorize the issuance of any other securities in respect of or in lieu of or in substitution for any shares of its capital stock, (iii) repurchase, redeem or otherwise acquire any shares of its capital stock, or (iv) take any preliminary action with respect thereto;

     (f) the Companies will not incur any additional indebtedness for borrowed money (including, without limitation, by way of guarantee or the issuance and sale of debt securities or rights to acquire debt securities), incur any account payable, or enter into or modify any contract, agreement, commitment or arrangement with respect to the foregoing;

(g) the Companies will not enter into any material transaction that would in the reasonable judgment of Acquirer, delay the occurrence of the Closing beyond July 31, 2003;

     (h) other than sales of products and services in the ordinary course of business and consistent with present practice the Companies will not (i) sell, lease or otherwise dispose of any of its assets having a book or market value in excess of $25,000 in the aggregate or that are otherwise material, individually or in the aggregate, to the business, results of operations or financial condition of the Companies, or (ii) enter into, or consent to the entering into of, any agreement granting a preferential right to sell, lease or otherwise dispose of any of such assets;

     (i) the Companies will not (i) enter into any new line of business; (ii) change their investment, liability management and other material policies in any material respect; (iii) incur or commit to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that (a) are listed on the Company Disclosure Schedule or (b) individually do not exceed $25,000 and in the aggregate do not exceed $100,000; (iv) acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business or Person; (v) otherwise, except as to the acquisition of materials and supplies for its products, services and activities in the ordinary course of business and consistent with past practices, acquire or agree to acquire any assets for a total consideration in the aggregate in excess of $25,000; (vi) make any investment in any Person; or
(vii) enter into any license, technology development or technology transfer agreement with any other Person in excess of $25,000;

     (j) the Companies will not (i) change their methods of accounting as currently in effect except as required by changes in generally accepted accounting principles; (ii) change any of its methods of accounting for income and deductions for income tax purposes from those employed in the preparation of the income tax returns of the Companies for the period ending December 31, 2002;
(iii) change their fiscal year; (iv) change any tax election; (v) file any amended Tax Return; (vi) enter into any closing agreement relating to any Tax;
(vii) settle any Tax claim or assessment or (viii) surrender any right to claim a material Tax refund or to any extension or waiver of the limitations period applicable to any material Tax claim or assessment.

     (k) the Companies will not settle or compromise, or agree to settle or compromise any suit or other litigation matter or matter in an arbitration proceeding for any material amount (after taking into account any insurance proceeds to which the Companies are entitled) or otherwise on terms which would have a Material Adverse Effect on the Companies; and

(l) the Companies will not agree or commit to do any of the foregoing.

     Section 6.02. Access to Records and Personnel. At all reasonable times from and after the date hereof until the Closing, the Companies shall afford Acquirer and its accountants, counsel, financial advisor and other representatives full and complete access to the properties, employees and officers of PPRX and PRXA and to all books, accounts, financial and other records and contracts of every kind of PPRX and PRXA.

     Section 6.03. No Other Offers. The Companies shall not, nor shall the Companies authorize or permit any officer, director, employee or Shareholder of, any investment banker, attorney, accountant or other representative retained by, the Companies or the Shareholders to, (i) entertain, encourage, solicit or initiate any inquiries or the making of any proposal that constitute, or may reasonably be expected to lead to any "takeover proposal" (defined below) or
(ii) engage or participate in any discussions or negotiations, or provide third parties with any information, relating to any such inquiry or proposal or (iii) agree to, enter into, accept, approve or recommend any takeover proposal. The Companies shall promptly advise Acquirer of any such inquiries or proposals and shall provide Acquirer with the terms of such proposal. As used in this Section 6.03, "takeover proposal" shall mean any proposal outside of the ordinary course of the Companies' business, for (i) a merger or other business combination involving, directly or indirectly, PPRX or PRXA or (ii) the acquisition of any equity interest in PPRX or PRXA, or a substantial portion of the assets of PPRX or PRXA other than the transactions contemplated hereby or (iii) any similar transaction which is intended by the Shareholders to prohibit, restrict or delay consummation of the Acquisition or to materially reduce the remaining value of the Companies.

     Section 6.04. Maintenance of Business. The Companies will use their commercially best efforts to carry on, preserve and maintain their respective businesses, preserve and retain their employees, properties and goodwill, keep available the services of their officers and employees and preserve its relationships with those of their customers, suppliers, licensors, licensees and others having business relationships with them that are material to their business in substantially the same manner as if they had prior to the date hereof. If either of the Companies become aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor, licensee or others having business relationships with the Companies, they will promptly bring such information to the attention of Acquirer in writing.

     Section 6.05. Compliance with Obligations. Prior to the Closing Date, the Companies will comply in all material respects with (a) all applicable federal, state, local and foreign laws, rules and regulations, (b) all agreements and obligations, including their respective Articles of Incorporation, by which the Companies, their properties or their assets may be bound, and (c) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to the Companies, their properties or their assets.

     Section 6.06 SARSEP. Prior to the Closing Date, the Companies shall terminate the the PPRX SARSEP (the "SARSEP") and each of the Companies shall fully satisfy all of its obligations (including any funding obligations) arising under, or in connection with the SARSEP.

                                  ARTICLE VII

                              COVENANTS OF ACQUIRER

     Section 7.01. Commission Filings. Acquirer shall timely file all reports required to be filed by it with the Commission required under the Securities Act or Exchange Act between the date hereof and the Closing.

     Section 7.02. Maintenance of Business. Acquirer will use its commercially reasonable efforts to carry on, preserve and maintain its business, preserve and retain its employees, properties and goodwill, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors, licensees and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof.

     Section 7.03. Compliance with Obligations. Prior to the Closing Date, Acquirer will comply in all material respects with (i) all applicable Federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its Certificate of Incorporation and Bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to it, its properties or its assets.

     Section 7.04. Consents. Acquirer shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Acquisition. Acquirer's principal lender, Health Care Finance Group, Inc., has consented to the Acquisition.

Section 7.05.  Maintenance of Companies Indemnification Obligations.

     (a) Subject to and following the Closing, the Companies shall, and Acquirer shall cause the Companies to, indemnify and hold harmless the Indemnified Employees (as defined below) to the extent provided in the respective Bylaws or Articles of Incorporation of PPRX or PRXA, in each case as in effect as of the date of this Agreement without amendment, for fifteen months after the Closing; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. For purposes of this Section 7.05, "Indemnified Employees" shall mean the individuals who were officers, directors and employees of PPRX or PRXA on or prior to the Closing.

     (b) The provisions of this Section 7.05 shall be in addition to any other rights available to the Indemnified Employees, shall survive the Closing, and are expressly intended for the benefit of the Indemnified Employees.

     Section 7.06 Acquirer 401(k) Plan. To the extent permitted by applicable law Acquirer shall recognize service with the Companies prior to the Closing Date for vesting purposes under Acquirer's 401(k) Plan and the Acquirer shall amend its 401(k) Plan as and to the extent necessary to provide for the recognition of such service with the Companies.

     Section 7.07 Integration. The parties recognize that the Earn Out portion of the consideration to be paid by Acquirer will depend in part upon the timing of a contemplated integration of operations of the Companies, but that such integration will require some time to complete. Acquirer shall use commercially reasonable efforts to complete the following steps with regard to such integration: (i) the leasing and fit-up of new office space for the Companies in the Greater Portland, Maine area and the moving of the Companies' operations into such space is to occur as soon as possible; (ii) integration of the purchasing functions of the Companies and Acquirers shall occur as soon as possible with a view toward maximizing pricing and availability to the Companies and Acquirer; (iii) subject to any limitations on the Companies' capacity for filling orders (such as space limitations prior to their move into new office space), referrals of business to the Companies from within the customer base of Acquirer and its affiliates shall occur as soon as possible; and (iv) the assumption by Acquirer of general administrative functions customarily handled by Acquirer (payroll, accounting, purchasing, and so forth) and the integration of the Companies into Acquirer's computer network and accounting and claims adjudication systems shall occur not later than 270 days from the Closing Date.



                                  ARTICLE VIII

                     COVENANTS OF THE COMPANIES AND ACQUIRER

     Section 8.01. Advice of Changes. Each party will promptly advise the other such party in writing of:


     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Acquisition;

     (b) any notice or other communication from any Governmental Entity or Regulatory Authority in connection with the Acquisition;

     (c) any actions, suits, claims, investigation or other judicial proceedings commenced or threatened against it which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the Acquisition;

     (d) any event known to its executive officers occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event);

     (e) any Material Adverse Change in the business condition of the party; and

     (f) from time to time prior to the Closing, PPRX, PRXA and Acquirer will promptly supplement or amend its respective Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule hereto. No supplement or amendment of a Disclosure Schedule made pursuant to this Section shall be deemed to cure any breach of, affect or otherwise diminish any representation or warranty made in this Agreement if the other party hereto makes a written objection to such supplement or amendment within two Business Days after receipt thereof (and in any event, prior to Closing).

     Section 8.02. Regulatory Approvals. Prior to the Closing, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity or Regulatory Authority which may be reasonably required, or that the other party may reasonably request, in connection with the consummation of the Acquisition. Each party shall use its best efforts to obtain all such authorizations, approvals and consents.

     Section 8.03. Actions Contrary to Stated Intent. No party shall take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Acquisition set forth in
Article IX hereof not being satisfied.

     Section 8.04. Certain Filings. The Companies and Acquirer shall cooperate with one another:


     (a) in determining whether any action by or in respect of, or filing with, any Governmental Entity or Regulatory Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

     (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 8.05. Public Disclosure. Acquirer and the Companies shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Acquisition or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as, in the reasonable judgment of the Board of Directors of either Acquirer, PPRX or PRXA, may be required by law or applicable rules and regulations; provided, however, that the party making such determination, will use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance. Acquirer shall be permitted to file this Agreement with the Commission.

     Section 8.06. Satisfaction of Conditions Precedent. The Companies and Acquirer will use their commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII hereof, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated by July 31, 2003 and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby. The Companies and Acquirer agree to negotiate in good faith with respect to any additional agreement reasonably requested by another party hereto which such requesting party determines in good faith is necessary to effect the transactions contemplated hereby.

     Section 8.07. Payment Obligations to Wayne Sheats. In connection with the Employment Agreement dated June 30, 2002 between A. Wayne Sheats and the Companies, referenced on Disclosure Schedule 3.10, the Acquirer is electing to cause the Companies to extend the term of the Employment Agreement for twelve months from the Closing Date. Acquirer agrees to pay, or cause the Companies to pay, pursuant to the terms and conditions of the Employment Agreement, a retention bonus to Mr. Sheats in the amount of twenty thousand dollars ($20,000), as set forth on Exhibit B, paragraph 2, romanette (i) of the Employment Agreement. The Shareholders agree that any other retention bonus due or to become due to Mr. Sheats pursuant to the Employment Agreement shall be paid by Shareholders. At the request of the Shareholders, Acquirer will pay any such retention bonus owed to Mr. Sheats by the Shareholders out of any Earn Out earned pursuant to Schedule 2.05; if Earn Out payments are made in the form of stock, then at the request of the Shareholders an appropriate portion of the shares shall be issued in the name of Mr. Sheats, as contemplated by his Employment Agreement.



                                   ARTICLE IX

                              CONDITIONS OF CLOSING

     Section 9.01. Conditions to All Parties' Obligations. The obligations of all the parties to this Agreement to effect the Acquisition shall be subject to the fulfillment or satisfaction, at or prior to the execution of this Agreement of the following conditions or the mutual waiver by the parties:

     (a) Illegality or Legal Constraint. No temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no statute, rule, regulation, order, decree, restraint or pronouncement by any Governmental Entity, and no other legal restraint or prohibition which would prevent or have the effect of preventing the consummation of the Acquisition shall have been issued or adopted or be in effect.

     (b) Governmental Authorizations. All permits, approvals, filings and consents required or advisable to be obtained or made prior to the consummation of the Acquisition under applicable federal laws or applicable laws of any state or municipality or foreign country having jurisdiction over the Acquisition and the other transactions contemplated herein shall have been obtained or made, as the case may be, on terms and conditions satisfactory to the Companies, the Shareholders and Acquirer, acting reasonably, (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

     Section 9.02. Conditions to the Obligations of Acquirer to Effect the Acquisition. The obligations of Acquirer under this Agreement to effect the Acquisition are subject to the fulfillment or satisfaction, at or prior to the execution of this Agreement, of the following conditions, unless waived by Acquirer in its sole discretion:

     (a) Accuracy of Representations and Warranties. Each of the representations and warranties of the Companies and the Shareholders set forth in Articles III and IV hereof that is expressly qualified by a reference to materiality shall be true and correct in all respects as so qualified, and each of the representations and warranties of the Companies and the Shareholders set forth in Articles III and IV hereof that is not so qualified shall be true and correct in all material respects, each as of the date when made and at and as of the Closing, except for such changes as are permitted by this Agreement and except to the extent a representation or warranty speaks only as of an earlier date.

     (b) Covenants and Agreements. The Companies and the Shareholders shall have duly performed and complied with the covenants and agreements required by this Agreement to be performed by or complied with by it, him or her prior to or at the Closing. None of the events or conditions entitling Acquirer to terminate this Agreement under Article X hereof shall have occurred or by continuing.

     (c) Consents. Any consent required for the consummation of the Acquisition under any material Contract or License or for the continued enjoyment by PPRX or PRXA of the benefits of any such contract or license after the Acquisition shall have been obtained.

     (d) Opinion of Counsel. Acquirer shall have received the opinion of Verrill & Dana, LLP, counsel to the Companies, dated as of the Closing Date, substantially in the form of Exhibit 9.02(d) hereto.

     (e) Certificate of PPRX and PRXA. Acquirer shall have received a certificate from each of PPRX and PRXA, executed on behalf of PPRX and PRXA by its respective President, satisfactory in form and substance to Acquirer, as to compliance with the matters set forth in paragraphs (a), (b) and (c) of this
Section 9.02.

     (f) Certificate of Shareholders. Acquirer shall have received a certificate executed by each Shareholder as to their compliance with the matter set forth in paragraphs (a) and (b) of this Section 9.02.

     (g) No Adverse Decision. There shall not be any action taken or threatened, or any statute, rule, regulation or order enacted, entered, threatened, or deemed applicable to the transactions contemplated hereby, by any foreign or United States Federal or state government or Governmental Entity or Regulatory Authority or court that, whether in connection with the grant of a Requisite Regulatory Approval, any agreement proposed by any foreign or United States Federal or state government or Governmental Entity or Regulatory Authority, or otherwise, which (i) requires or could reasonably be expected to require any divestiture of a portion of its business that Acquirer in its reasonable judgment believes will have a Material Adverse Effect on the Companies or (ii) imposes any condition upon the Companies that in Acquirer's reasonable judgment
(x) would be materially burdensome to the Companies or (y) would materially increase the costs incurred or that will be incurred by Acquirer as a result of consummating the Acquisition and the other transactions contemplated hereby. There shall be no action, suit, investigation or proceeding pending or threatened by or before any Governmental Entity which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise materially affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

     (h) Litigation. There shall not have been any litigation or claim pending or threatened against either PPRX or PRXA as of Closing Date that could reasonably be expected to have a Material Adverse Effect on either PPRX or PRXA.

     (i) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Acquirer and Acquirer's counsel, and Acquirer and Acquirer's counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Acquirer or its counsel may reasonably request. Acquirer shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

     (j) Adverse Change. From the date hereof through and including the Closing Date, neither PPRX nor PRXA shall have suffered any Material Adverse Change in its respective business, financial condition, properties or prospects (whether or not described in any supplement to a schedule hereto).

     (k) Shareholder Representation Letters. Each Shareholder shall have executed and delivered to Acquirer a letter in the form of Exhibit 9.02(j) relating to such Shareholder's status as an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

     (l) Supporting Documents. Acquirer and its counsel shall have received copies of the following documents:

     (i) (A) the Articles of Incorporation of PPRX certified as of a recent date by the Secretary of State of the State of Maine (B) a certificate of said Secretary dated as of a recent date as to the due incorporation of PPRX and (C) a certificate from the Secretary of State of each state or jurisdiction listed on the Company Disclosure Schedule, as to PPRX's qualification, good standing (if applicable) and payment of taxes in each such state;

     (ii) a certificate of the Secretary or an Assistant Secretary (or other officer or director executing such certificate) of each of PPRX and PRXA dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Bylaws of such company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders of such company authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which such company is a party, and the consummation of the Agreement and the other agreements contemplated hereby to which such company is a party, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; and (C) to the incumbency and specimen signature of each officer or director of such company executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer or director of such company as to the incumbency and signature of the officer or director signing the certificate referred to in this clause (ii); and

     (iii) such additional similar supporting documents and other information with respect to the operations and affairs of PPRX and PRXA as Acquirer or its counsel may reasonably request.

     (m) Employment Agreements. Each of the Shareholders shall have executed an Employment Agreement with Acquirer, substantially in the form of Exhibit 9.02(m).

     (n) SARSEP. The Companies have furnished to Acquirer satisfactory evidence, in the form of certified board resolutions, that (i) each of the Companies has satified all of its obligations arising under the SARSEP and (ii) the SARSEP has been terminated

     Section 9.03. Conditions to the Obligations of the Companies and Shareholders to Effect the Acquisition. The obligations of the Companies and the Shareholders under this Agreement to effect the Acquisition are subject to the fulfillment or satisfaction, at or prior to the execution of this Agreement of the following conditions, unless waived by the Companies and the Shareholders in their sole discretion:

     (a) Accuracy of Representations and Warranties. The representations and warranties of Acquirer set forth in Article V hereof that are expressly qualified by a reference to materiality shall be true and correct in all respects as so qualified, and each of the representations and warranties of Acquirer set forth in Article V hereof that is not so qualified shall be true and correct in all material respects as of the date when made and as of the Closing (except to the extent a representation or warranty speaks only as of an earlier date and except for changes contemplated by this Agreement).

     (b) Covenants and Agreements. Acquirer shall have complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing. None of the events or conditions entitling the Companies to terminate the Agreement under Article X hereof shall have occurred and be continuing.

     (c) Certificates of Acquirer. The Companies shall have received a certificate of Acquirer, satisfactory in form and substance to the Companies, executed on behalf of Acquirer by the Chief Executive Officer and Chief Financial Officer of Acquirer, as to compliance with the matters set forth in paragraphs (a) and (b) of this Section 9.03.

     (d) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Companies and the Shareholders and counsel to the Companies and the Shareholders, and the Companies, the Shareholders and counsel to the Companies and the Shareholders shall have received all such information and such counterpart originals or certified or other copies of such documents as the Companies, the Shareholders or their counsel may reasonably request. The Companies and the Shareholders shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

     (e) Supporting Documents. The Companies and their counsel shall have received copies of the following documents:

     (i) (A) the Certificate of Incorporation of Acquirer certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the corporate and tax good standing of Acquirer;

     (ii) certificates of the Secretary or an Assistant Secretary (or other officer or director executing such certificate) of Acquirer dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Bylaws of such company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders (if any) of such company authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which such company is a party, and the consummation of the Agreement and the other agreements contemplated hereby to which such company is a party, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; and (C) to the incumbency and specimen signature of each officer or director of Acquirer and any certificate or instrument furnished pursuant hereto, and a certification by another officer or director of such company as to the incumbency and signature of the officer or director signing the certificate referred to in this clause (ii); and

     (iii) such additional similar supporting documents and other information with respect to the operations and affairs of Acquirer as the Companies or their counsel may reasonably request.

     (f) Adverse Change. From the date hereof through the Closing Date, Acquirer shall not have suffered any Material Adverse Change in its business, financial condition, assets, properties or prospects (whether or not described in any supplement hereto).

     (g) Employment Agreements. Acquirer shall have executed an Employment Agreement with each of the Shareholders, substantially in the form of Exhibit 9.02(m).

     (h) Registration Rights Agreement. Acquirer shall have executed and delivered the Registration Rights Agreement in the form of Exhibit 9.03(h) hereto.

                                   ARTICLE X

                       TERMINATION, AMENDMENTS AND WAIVERS

     Section 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:


     (a) by the mutual consent of the Boards of Directors of PPRX, PRXA and Acquirer;

     (b) by Acquirer, PPRX or PRXA, if the Closing shall not have occurred on or before the close of business on August 15, 2003 provided that the terminating party is not at fault for the delay;

     (c) by either Acquirer, PPRX or PRXA if a court of competent jurisdiction or other Governmental Entity shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or other wise prohibiting the Acquisition, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement.

     (d) by Acquirer, if it is not in material breach of its obligations under this Agreement, and if (i) there has been a breach by the Companies or the Shareholders of any of their respective representations and warranties hereunder such that Section 9.02(a) will not be satisfied, (ii) there has been a willful breach on the part of the Companies or the Shareholders of any of their respective covenants or agreements contained in this Agreement such that the first sentence of Section 9.02(b) will not be satisfied, and, in both case (i) and case (ii), such breach has not been cured within ten days after notice to the Companies or the Shareholders;

     (e) by PPRX, PRXA and the Shareholders (acting by a majority in interest), if they are not in material breach of their obligations under this Agreement, and if (i) there has been a breach by Acquirer of any of its representations and warranties hereunder such that Section 9.03(a) will not be satisfied or (ii) there has been the willful breach on the part of Acquirer of any of its covenants or agreements contained in this Agreement such that the first sentence of Section 9.03(b) will not be satisfied, and, in both case (i) and (ii), such breach has not been cured within ten days after notice to Acquirer;

     (f) by Acquirer or the Companies, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in the business, financial condition, assets, properties or prospects of the Companies or Acquirer, respectively.

     Section 10.02. Effect of Termination. In the event of termination of this Agreement by PPRX, PRXA and the Shareholders or Acquirer as provided in Section
10.01 hereof, this Agreement shall, except as provided herein, forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the parties hereto or their respective officers or directors, except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder.

                                   ARTICLE XI

                                 INDEMNIFICATION

Section 11.01. Indemnification by the Shareholders.

     (a) Indemnification. Subject to the provisions of Section 11.03 hereof, the Shareholders shall, jointly and severally, indemnify, defend and hold harmless Acquirer and its officers, directors, employees, agents and representatives (each an "Acquirer Indemnified Party") from and against and in respect of any and all losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including reasonable costs and attorney's fees and other expenses arising out of any claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing) (collectively, "Losses") incurred or suffered by an Acquirer Indemnified Party, arising out of or resulting from any material inaccuracy, misrepresentation or breach of representation and warranty contained in Article III of this Agreement or material non-fulfillment of any covenant or agreement of PPRX or PRXA contained in this Agreement or any certificate or instrument furnished pursuant hereto.

     (b) Several Indemnification. Subject to the provisions of Section 11.03 hereof, each Shareholder shall severally but not jointly indemnify, defend and hold harmless each Acquirer Indemnified Party from and against and in respect of any and all losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including reasonable costs and attorney's fees and other expenses arising out of any claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing) incurred or suffered by Acquirer, arising out of or resulting from any material inaccuracy, misrepresentation or breach of such Shareholder of his representations and warranties contained in Article IV of this Agreement, or material non-fulfillment of any of his respective covenants or agreements or any certificate or instrument furnished pursuant hereto.

     Section 11.02.  Indemnification  by Acquirer.  Subject to the provisions of
Section 11.03 hereof, Acquirer shall indemnify, defend and hold harmless PPRX and PRXA, their respective officers, directors, employees, agents and representatives and each of the Shareholders (each a "Company Indemnified Party") from and against and in respect of any and all losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including the reasonable costs and attorney's fees and other expenses arising out of any claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing) incurred or suffered by any Company Indemnified Party, arising out of or resulting from any material inaccuracy, misrepresentation or breach by Acquirer of the representations or warranties contained in Article V of this Agreement or material non-fulfillment of any covenants or agreements of Acquirer contained in this Agreement or any certificate or instrument furnished pursuant hereto.

Section 11.03. Limitations.

     (a) An Indemnifying Party (as defined in Section 11.05 below) shall not be entitled to make any claim for indemnification under this Article XI with respect to the inaccuracy, misrepresentation or breach of any representation and warranty contained in this Agreement after the date on which such representation or warranty ceases to survive pursuant to Section 11.06 hereof.

     (b) Notwithstanding anything to the contrary contained herein, no Indemnified Party (as defined in Section 11.04 below) shall be entitled to indemnification from an Indemnifying Party (as defined in Section 11.04 below) with respect to the inaccuracy, misrepresentation or breach or any representation and warranty until the aggregate losses suffered by the Indemnified Parties and for which indemnification is available hereunder exceed $100,000 in the aggregate, whereupon the Indemnified Parties shall be entitled to claim indemnification for all losses suffered in excess of $100,000 by such Indemnified Parties and for which indemnification is available hereunder; provided, however that this $100,000 threshold shall not be applicable with respect to the representations and warranties contained in Sections 3.03, 3.21, 4.01, and 5.10.

     (c) Except as set forth below, the total indemnification liability of all Shareholders shall not exceed, in the aggregate the lesser of (i) $4,000,000 or
(ii) 60% of the aggregate Purchase Price and Earn Out actually paid to the Shareholders. The total indemnification liability of the Acquirer shall not exceed $3,000,000. No limitation provided in this Section 11.03, however, shall be applicable with respect to any claim for fraud, willful misconduct or intentional misrepresentation.

     Section 11.04. Notice and Defense of Claims. Each Acquirer Indemnified Party and PPRX Indemnified Party (the "Indemnified Party") shall give notice to the party or parties required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and, in the event of any claim or demand asserted by a third party; but the failure of any Indemnified Party to timely give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless such failure to give notice materially adversely affected the ability of the Indemnifying Party to defend such claim. Upon receipt of any such notice, the Indemnifying Party may elect to defend the Indemnified Party against such claim, suit, action or proceeding, at its own expense, through counsel of its own choice that is reasonably acceptable to the Indemnified Party, and from and after such election and for so long as the Indemnifying Party is diligently prosecuting such defense, the Indemnifying Party shall not be responsible for any legal fees or expenses of the Indemnified Party. Failing such election or reasonably diligent prosecution, the Indemnified Party shall have the right to (but shall not be obligated to) pay, compromise or defend the same. In any claim, suit, action or proceeding defended by the Indemnifying Party, the Indemnified Party may participate, at its expense, in the defense of the same. The Indemnifying Party in the defense of any such claim, suit, action or proceeding shall not, except with the consent of the Indemnified Party, consent to the entry of any judgment or entry into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim, suit, action or proceeding or (ii) requires the performance of any act (other than the payment of moneys for which such Indemnified Party is held harmless hereunder) or the agreement not to perform any act by the Indemnified Party. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim, suit, action or proceeding resulting therefrom.

     Section 11.05. Exclusive Remedy. In the absence of fraud, willful misconduct or intentional misrepresentation (for which liability shall be governed by applicable law), the indemnification provisions of this Article XI will be the sole and exclusive remedy of Acquirer and the other Indemnified Parties after the Closing Date for any damages suffered by the Indemnified
Parties in connection with this transaction. Provided, however, that the Employment Agreements, Stock Option Agreements, Registration Rights Agreement , delivered in connection with this transaction shall govern the availability of remedies for breaches thereof.

     Section 11.06. Survival of Representations and Warranties. All of the representations, warranties and agreements contained in this Agreement shall survive the Closing and shall remain in full force and effect until the expiration of fifteen months from the Closing Date, and thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is finally determined or settled. Notwithstanding the foregoing, the representations and warranties contained in Sections 3.01, 3.03, 3.04, 3.11, 3.15 and 3.17 shall remain in full force and effect until the expiration of the applicable statute of limitations.

     Section 11.07. Reimbursement. Subject to Section 11.02 hereof, at the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation or covenant by the Indemnifying Party or at the time the amount of any liability on the part of the Indemnifying Party under this Agreement is determined (which in the case of payment to third persons shall be the earlier of (i) the date of such payment, provided that the Indemnified Party has fully complied with Section 11.03, or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion or expiration of appeal rights) establishing such liability) (such loss or amount being hereinafter referred to as the "Indemnity Claim"), the Indemnifying Party shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party the amount of the Indemnity Claim, in cash. (In the case where the Indemnified Party is the Acquirer and has given due notice of an Indemnity Claim and subject to the limits stated in Sections 11.03 and 11.06 hereof, the Acquirer may, in its sole discretion, withhold from any amounts payable pursuant to the Earn Out a sum equal to amount by which (i) the Acquirer's good faith determination of the liability incurred with regard to the particular Indemnity Claim exceeds (ii) the Shareholders' good faith determination of liability incurred with regard to any pending Indemnity Claim by them against the Acquirer. Amounts withheld from the Earn Out shall accrue interest at 8% per annum until the date ultimately remitted to the Shareholders following a final determination or agreement as to the amount of the relevant liability.) If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnifying Party for reimbursement in the amount of its Indemnity Claim. For purposes hereof the Indemnity Claim shall include the amounts so paid, or determined to be owing by the Indemnified Party together with costs and reasonable attorney's fees and interest on the foregoing items (but only to the extent pre-judgment interest due the Indemnified Party is not already included within such items) at the rate of 8% per annum from the date the Indemnity Claim is due from the Indemnifying Party to the Indemnified Party as hereinabove provided until the Indemnity Claim shall be paid.

                                  ARTICLE XII

                                   TAX MATTERS

Section 12.01. Tax Indemnities.

     (a) The Shareholders shall, on a pro rata basis, be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless Acquirer and its Affiliates against and reimburse Acquirer and its Affiliates for any and all Taxes that may be imposed upon or assessed against PPRX, PRXA or their respective assets (other than Taxes disclosed in the Financial Statements provided for in the books and records of PPRX or PRXA and set forth on the Company Disclosure Schedule): (i) with respect to any Pre-Closing Period; (ii) arising by reason of any breach or inaccuracy of the representations contained in Section 3.11 hereof; (iii) with respect to any and all Taxes of any member of an Affiliated Group of which PPRX , PRXA (or any predecessor thereof) is or was a member on or prior to the Closing Date, including any Taxes for which each of PPRX or PRXA may be liable under Section 1.1502-6 of the Treasury regulations promulgated under the Code (or any similar provision of state, local or foreign
Law); (iv) with respect to any Taxes arising as a result of the Section 338(h)(10) Elections; (v) all recordation, sales, use, stamp, filing, transfer, documentary or similar fees or Taxes under Maine or Federal law relating to the transactions contemplated by this Agreement; or (vi) by reason of being a successor-in-interest or transferee of another Person prior to the Closing. In respect of the Section 338(h)(10) elections, any liabilities of the Shareholders hereunder shall be reduced by the amount of unfunded liabilities of Acquirer under this Article XII.

     (b) Acquirer shall be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless the Shareholders against and reimburse the Shareholders for all Taxes that they may at any time suffer or incur, or become subject to, as a result of, or in connection with, PPRX or PRXA with respect to Post-Closing Periods.

     (c) Payment by the indemnitor of any amount due to the indemnitee under this Section 12.01 shall be made within 10 days following written notice by the indemnitee that payment of such amount to the appropriate Tax authority is due by the indemnitee; provided, that the indemnitor shall not be required to make any payment earlier than two Business Days before it is due to the appropriate Tax authority. In the case of a Tax that is contested in accordance with the provisions of Section 12.02 payment of the Tax to the appropriate Tax authority will not be considered to be due earlier than the date that a final determination to such effect is made by such Tax authority or a court. Payments under this Article XI shall not be subject to the threshold set forth in Section 11.02(b) or the limitation set forth in Section 11.02(c).

     (d) For purposes of this Agreement, "Pre-Closing Period" shall mean a taxable period or portion thereof that ends on or prior to the Closing Date. If a taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that ends on (and including) the Closing Date shall constitute a Pre-Closing Period. In the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the Pre- Closing Period shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income, the amount which would be payable if the taxable year ended on the Closing Date. Any credit shall be prorated based upon the fraction employed in clause (i) of the preceding sentence. In the case of any Tax based upon or measured by capital (including net worth or long- term debt) or intangibles, any amount thereof required to be allocated under this
Section 12.01(d) shall be computed by reference to the level of such items on the Closing Date. For purposes of this Agreement, "Post-Closing Period" means any period other than a Pre-Closing Period.

     (e) Except as expressly provided otherwise herein and except for the representations contained in Section 3.11 and the covenants contained in Article XII of this Agreement shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

Section 12.02. Tax Contests.

     (a) After the Closing, Acquirer and the Shareholders shall promptly notify each other in writing of any demand or claim received by the Shareholders, Acquirer or the Companies from any Tax authority or other party with respect to Taxes for which the Shareholders are liable pursuant to Section 12.01(a). Such notice shall contain factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability.

     (b) The Shareholders (or their designee) may elect to control the conduct, through counsel of their own choosing and at its own expense, of any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 12.01(a) (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). If the Shareholders (or their designee) elect to control a Contest, they shall within 20 calendar days of receipt of the notice of asserted Tax liability notify Acquirer of its intent to do so, and the Shareholders (or their designee) shall have all rights to settle, compromise and/or concede such asserted liability; provided, however, that Acquirer shall have the right to consult with the Shareholders regarding any Contest that may affect the Acquirer or the Companies for any Post-Closing Period and provided further that the Shareholders shall not have the right to settle, compromise and/or concede any Contest that may affect the Acquirer or the Companies for any period after the Closing Date without Acquirer's prior written consent, which consent shall not be unreasonably withheld. If the Shareholders elect not to control the Contest or they fail to notify Acquirer of their election as herein provided, Acquirer may pay, compromise or contest, at its own expense, subject to (i) reimbursement by the Shareholders for reasonable third party expenses and (ii) the Shareholders' indemnification obligations under Section 12.01(a). Acquirer shall have the sole right to represent the Companies in any other Contest.

     (c) In the event that the Shareholders shall after the Closing take any position in any Tax Return, or reach any settlement or agreement on audit, which is in any manner inconsistent with any position taken by the Companies in any filing, settlement or agreement made by the Companies prior to the Closing and such inconsistent position (i) requires the payment by Acquirer or the Companies of more Tax than would have been required to be paid had such position not been taken or such settlement or agreement not been reached, (ii) affects the determination of useful life, basis or method of depreciation, amortization or accounting of any of the assets or properties of the Companies or (iii) accelerates the time at which any Tax must be paid by Acquirer or the Companies, then the Shareholders, in each such case, shall provide timely and reasonable notice to Acquirer of such position and shall indemnify Acquirer and hold it harmless from any Tax liability arising from, in connection with or otherwise with respect to such position.

Section 12.03. Preparation of Tax Returns.

     (a) Tax Periods Ending on or Before the Closing Date. The Shareholders shall be responsible for the preparation and filing of the Tax Returns of the Company for all taxable periods ending on or prior to the Closing Date. Tax Returns of the Company for such period (including any "S short year" (within the meaning of Section 1362(e) of the Code)), together with all work papers and schedules related thereto, shall be delivered to Acquirer for its review and comment no later than twenty days prior to the filing of such returns (taking into account valid extensions), and shall be prepared in a manner consistent with prior practice unless otherwise required by applicable laws. The Shareholders shall pay (or cause to be paid) any and all Taxes due with respect to such Tax Returns (including but not limited to any liability due with respect to any Section 338(h)(10) Election).

     (b) Tax Periods Beginning Before and Ending After the Closing Date. Acquirer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for all periods which begin on or prior to the Closing Date and end after the Closing Date. To the extent the Shareholders are obligated to indemnify Acquirer and its Affiliates for any Taxes shown due on such Tax Returns, (A) such Tax Returns shall be prepared in a manner consistent with prior practice unless otherwise required by applicable laws, (B) Acquirer shall provide each Shareholder with a draft of each such Tax Return at least 30 days prior to the due date for filing such return (taking into account valid extensions); (C) the Shareholders shall have the right to review such Tax Return, at their expense within the fifteen (15) day period following receipt; and (D) Acquirer shall make any change to the Tax Return as is reasonably requested by a Shareholder within such period. . The failure of the Shareholders to propose any changes to any such Tax Return within such 15 days shall constitute their approval thereof. No later than two Business Days before the due date for payment of Taxes with respect to any Tax Return for which Acquirer has the responsibility to file, the Shareholders shall pay to Acquirer an amount equal to that portion of the Taxes shown on such Tax Return for which the Shareholders have an obligation to indemnify Acquirer and its Affiliates pursuant to the provisions of this Article XII.

     Section 12.04. Cooperation and Exchange of Information. The Shareholders, Acquirer and the Companies will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each such party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Companies for the Tax period first ending after the Closing Date and for all prior Tax periods until the later of
(a) the expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods, or (b) eight years following the due date (without extension) for such Tax Returns. Any information obtained under this Section
12.03 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

     Section 12.05 Section 338(h)(10) Election. (a) Acquirer and the Shareholders shall join in making elections to have the provisions of Section 338(h)(10) of the Code and similar provisions of state, local or foreign law ("Section 338(h)(10) Elections") apply to the acquisition of each of PPRX and PRXA. Acquirer shall be responsible for the preparation and filing of all
Section 338(h)(10) Forms (as defined below). For purposes of making the Section 338(h)(10) Election, on or prior to the Closing Date, Acquirer and each Shareholder shall execute two copies of IRS Form 8023 (or any successor form). The Shareholders shall promptly execute and deliver to Acquirer such additional
Section 338(h)(10) Forms as Acquirer shall request or as are required by applicable law for an effective Section 338(h)(10) Election. "Section 338(h)(10) Forms" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local taxing authority in connection with a Section 338(h)(10) Election, including, without limitation, any "statement of Section 338(h)(10) election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to the treasury regulations promulgated under Section 338(h)(10) of the Code. The Shareholders shall be responsible for and shall pay any income, franchise or similar Taxes arising as a result of any Section 338(h)(10) Election or any comparable or resulting election under state, local or foreign law. Acquirer and the Shareholders shall file all Tax Returns in a manner consistent with the
Section 338(h)(10) Elections and shall take no position to the contrary unless required to do so by applicable Tax laws.

     (b) After the Closing, Acquirer and the Shareholders shall promptly notify each other in writing of any demand or claim for Taxes received by the Shareholders or the Acquirer from any Tax authority with respect to any adjustment by such Tax authority of the allocation of purchase price set forth in the Section 338(h)(10) Forms where, as a result of such adjustment to the allocation of purchase price in any such demand or claim, (x) the total amount of federal and state income tax payable by the Shareholders resulting from the
Section 338(h)(10) Elections would exceed (y) the total amount of federal and state income tax that would have been payable by the Shareholders had the Shares been sold and no Section 338(h)(10) Elections were made (such excess, if any, is referred to as the "Additional Tax"). The failure of the Shareholders to promptly notify Acquirer of any such demand or claim shall not forfeit the right to indemnity pursuant to this Section 12.05(b) except to the extent that such failure prejudices the ability to defend such claim. Acquirer may elect to defend against such claim, suit, action or proceeding, at its own expense, through counsel of its own choice, provided that such election is made in writing to the Shareholders no later than thirty (30) days following notice to Acquirer of any such adjustment, and further provided that counsel for any of the Shareholders shall be allowed to participate and consult with Acquirer's counsel as to any such defense. The Acquirer shall pay to the Shareholders an amount such that the sum of the Purchase Price and the amount payable by the Acquirer to the Shareholders pursuant to this Section 12.05(b) plus penalties and interest, if any, attributable to the adjustment in the allocation of the purchase price (the "Gross-up Payment"), net of federal and state income taxes payable by the Shareholders in respect thereof, is equal to the amount the Shareholders would have received had the Shares been sold and no Section 338(h)(10) Elections had been made, net of federal and state income taxes payable by the Shareholders in respect thereof; provided, that the Acquirer shall only be required to make a Gross-up Payment to the extent of any Additional Tax is attributable to an adjustment in the allocation of purchase price, and the Acquirer shall not be required to make any Gross-up Payment to the extent any Additional Tax is attributable to any other cause, reason or factor.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

     Section 13.01. Taking of Necessary Action. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all further action and promptly to do or cause to be done all further things (including the execution and delivery of such further instruments and documents) as any party reasonably may request.

     Section 13.02. Effect of Due Diligence. No investigation by or on behalf of Acquirer into the business, operations, prospects, assets or condition (financial or otherwise) of the Companies shall diminish in any way the effect of any representations or warranties made by PPRX, PRXA or any of the Shareholders in this Agreement or shall relieve PPRX, PRXA or any of the Shareholders of any of their obligations under this Agreement, except in respect of Section 3.28. No investigation by or on behalf of PPRX, PRXA or the Shareholders into the business, operations, prospects, assets or condition (financial or otherwise) of Acquirer shall diminish in any way the effect of any representations or warranties made by Acquirer in this Agreement or shall relieve Acquirer of any of its obligations under this Agreement, except in respect of Section 5.11.

     Section 13.02A. Resolution of Disputes. In the event that any dispute, disagreement or controversy arises out of or relates to or concerns any rights, obligations or other aspect of this Agreement, any party may notify the other parties in writing within 30 days of the circumstances giving rise to such dispute. If for any reason the disputing parties are not able to resolve such dispute within 60 days after such notice is given, then any party may thereafter submit the dispute to mandatory arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, or such other rules and procedures as the parties may hereafter consent to in writing. The arbitration shall take place in New York, New York (in the case of a claim by any Shareholder or in Portland, Maine (in the case of a claim made by Acquirer or, after Closing, by any Company). Following the determination of the venue of an arbitration proceeding in accordance with the preceding sentence, any other claim asserted by a party hereunder at or about the time of the original claim shall be arbitrated in the same venue. Except as the parties may otherwise agree, the arbitration panel shall consist of three arbitrators selected in the manner provided under the rules of the applicable arbitration forum. The award of the arbitrator(s) shall be enforceable in any court of competent jurisdiction. In any action to compel arbitration under this Section or to enforce an arbitral award, the prevailing party shall be entitled to an award of its reasonable expenses, including attorneys fees. A party may seek a preliminary injunction or other preliminary judicial relief if in his judgment such action is necessary to avoid irreparable damage. Despite any such action, the parties will continue to participate in good faith in the procedures specified in this Section.

     Section 13.03. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, heirs, executors, administrators and legal representatives. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

     Section 13.04. Entire Agreement. This Agreement and the other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof in any way, including without limitation that certain letter dated October 28, 2002 by and among Acquirer, PPRX and PRXA. Provided, however, that the confidentiality letter agreements entered into between the parties shall remain in effect until Closing.

     Section 13.05. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telefax communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows:

     (a) If to the Companies, Portland Professional Pharmacy, Atten: Paul T. Levesque, 1283 Congress Street, Portland, ME 04102.

     (b) If to Acquirer, 26 Harbor Park Drive, Port Washington, NY 11050, with a copy to Jonathan Friedman, Esq. at the same address.

     (c) If to a Shareholder, to the address specified for him in Schedule I hereto with copy to Gregory S. Fryer, Verrill & Dana, LLP, One Portland Square, Portland, ME 04112-0586 and a copy to James S. Grien, TM Capital, One Battery Park Plaza, 35th Floor, New York, NY 10004.

(d)  Or such other addresses as shall be furnished by like notice by such party.

     All such notices and communications shall, when telefaxed (immediately thereafter confirmed by telephone), be effective when telefaxed, or if sent by nationally recognized overnight courier service, be effective one Business Day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

     Section 13.06. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to or application of any conflicts of laws principles.

     Section 13.07. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     Section 13.08. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto; provided, however, that the holders of a majority of the outstanding PPRX Common Stock and a majority of the outstanding PRXA Common Stock shall have the right to amend any provision of this Agreement on behalf of the Shareholders unless any nonconsenting Shareholder is adversely affected by such amendment in a manner different from other Shareholders. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. At any time prior to the Closing, the parties hereto, by action taken by their respective Boards of Directors and, in the case of the Shareholders, by action taken by the holders of a majority of the outstanding PPRX Common Stock and a majority of the outstanding PRXA Common Stock, may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein.

     Section 13.09. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 13.10. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     Section 13.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 13.12. Headings. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     Section 13.13. Consent to Jurisdiction; Receipt of Process. Each party hereby consents to the jurisdiction of, and confers non-exclusive jurisdiction upon, any federal or state court located in New York, New York (in the case of a claim made by any Shareholder or, before Closing, by any Company) or Portland, Maine (in the case of a claim made by Acquirer or, after Closing, by any Company), and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated hereby. Each party hereby irrevocably waives, and agrees not to assert as a defense in any such action, suit or proceeding, any objection which it may now or hereafter have to venue of any such action, suit or proceeding brought in any such federal or state court and hereby irrevocably waives any claim that any such action, suit or proceeding brought in any such court or tribunal has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of New York or Maine (as the case may be) provided that notice thereof is provided pursuant to provisions for notice under this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


                                      By:_____________________________________
                                             James J .Bigl, CEO


                                      PORTLAND PROFESSIONAL PHARMACY


                                      By:______________________________________
                                           Paul T. Levesque, President



                                     PORTLAND PROFESSIONAL PHARMACY ASSOCIATES


                                     By:_____________________________________
                                          Paul T. Levesque, President


                                    SHAREHOLDERS:


                                    ----------------------------------------
                                          Paul T. Levesque


                                    ----------------------------------------
                                          Joseph Lorello


                                   ----------------------------------------
                                          Thomas Madden

EXHIBITS

Exhibit 9.02(d)       Legal Opinion of Verrill & Dana, LLP

Exhibit 9.02(j)       Form of Shareholder Representation Letter

Exhibit 9.02(m)       Form of Employment Agreement

Exhibit 9.03(h)       Registration Rights Agreement

SCHEDULES

Schedule I            Shareholders

Schedule 2.03         Allocation of Purchase Price Schedule

Schedule 2.05         Earn Out Schedule

Schedule 3.0          Company Disclosure Schedule

Schedule 4.01         Ownership; Agreements Regarding Shares

Schedule 5.0          Acquirer Disclosure Schedule

                                                                 EXHIBIT 9.02(j)




National Medical Health Card Systems, Inc. ("NMHC")
26 Harbor Park Drive
Port Washington, NY 11050

                                                               July 31, 2003

Dear Ladies and Gentlemen:

     In connection with the sale of his shares of common stock (the "Shares") of Portland Professional Pharmacy ("PPRX") and Professional Pharmacy Associates ("PRXA"; and together with PPRX, the "Companies") pursuant to the Stock Purchase Agreement, dated the date hereof, among NMHC, the Companies and the Shareholders party thereto, the undersigned hereby represents and warrants as of the date hereof that he is an "accredited investor," as such term is defined in Rule 501(a) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the securities transactions contemplated hereby. The undersigned will execute and deliver to NMHC such documents as NMHC may reasonably request in order to confirm the accuracy of the foregoing.



                                                     Very truly yours,

                                                     -------------------------

                                                                 EXHIBIT 9.02(m)

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of July 31, 2003, by and between NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a Delaware corporation with an office and place of business at 26 Harbor Park Drive, Port Washington, New York 11050 (the "Company"), and ___________________ residing at_______________________________
(the "Employee").

                                    RECITALS:

     A. The Company is engaged in providing comprehensive prescription benefit management services to the general commercial market.

     B. The Company is a party to a Stock Purchase Agreement (the "Stock Purchase Agreement") with Portland Professional Pharmacy or Portland Professional Pharmacy Associates, each of which is a wholly-owned subsidiary of the Company (either or both of which are referred to herein as "PPP"); and

     C. The Company desires to employ the Employee and to have the benefit of his skills and services subsequent to the closing of the Stock Purchase Agreement; and

     D. The Employee desires to enter into employment with the Company on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties, intending legally to be bound, hereby agree as follows:

                                   AGREEMENT:

     Section 1. DEFINITIONS. For purposes of the Agreement, the following terms have the meanings set forth below:

     "Annual Salary" has the meaning set forth in Section 3.

     "Board" means the Board of Directors of the Company as the same is constituted from time to time.

     "Cause" means (a) the commission by the Employee of any act, on or after the date of the Agreement, constituting, (a) as to any material property of the Company, theft, embezzlement, or fraud, (b) willful non-disclosure and misappropriation of any corporate opportunity, (c) the conviction of the Employee of a crime resulting in material injury to the business of the Company or (d) the material breach by the Employee of the Agreement, including but not limited to the failure by the Employee to follow all reasonable and lawful directions of the Board or the Chief Executive Officer of the Company as to any material matter, material non-performance by the Employee of any of his duties or obligations hereunder the taking of any action by the Employee that would be reasonably likely to cause material injury to the Company which breach shall not have been cured by the Employee within thirty (30) days of receipt of written notice of said material breach.

     "Confidential Information" means information that is not generally known within the Company's industry and that was or is used, developed or obtained by the Company in connection with its business, including (a) products or services,
(b) fees, costs and pricing structures, (c) designs, (d) analyses, (e) drawings, photographs and reports, (f) computer software, including operating systems, applications and program listings, (g) flow charts, manuals and documentation,
(h) data bases, (i) accounting and business methods, (j) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (k) customers and clients and customer or client lists, (l) other copyrightable works, (m) all technology and trade secrets, and (n) all similar and related information in whatever form or medium.

     "Employment Term" has the meaning set forth in Section 2 of the Agreement.

     "Good Reason" shall mean (a) a material diminution during the Employment Term in the Employee's duties, responsibilities, reporting relationship or title as set forth in Section 3.1 hereof; (b) a breach by the Company of any of the compensation and benefits provisions set forth in Sections 4 and 5 hereof; (c) a material breach by the Company of any of the other terms of this Agreement; (d) relocation of the Employee's office more than 35 miles from Portland, Maine; or
(e) resignation by the Employee within the last three months of the initial three-year Employment Term if the Company has delivered notice of nonrenewal under Section 2 below.

     "Permanent Disability" shall have occurred if as a result of physical or mental incapacity, the Employee shall have been incapable of performing Employee's duties hereunder for a period in excess of 26 consecutive weeks in any calendar year, or an aggregate of 39 weeks in any 12 month period.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PBM Services" means services associated with the prescription benefit management and Specialty Pharmacy business, including but not limited to: (i) claims administration, (ii) establishment and administration of a pharmacy network and benefits, (iii) mail order pharmacy services (by phone, fax or internet), (iv) drug utilization review, (v) disease state management and delivery of specialty pharmacy benefits, including growth hormones, transplants, mental health, women's health, men's health, and certain respiratory ailments,
(vi) formulary creation al1d administration, (vii) rebate negotiation and administration, (viii) therapeutic substitution programs and (ix) specialty compounding of pharmaceutical products.

     "Termination Date" means the date on which the Employee's employment with the Company terminates, for whatever reason, including without limitation a termination upon failure to renew this Agreement.

     Section 2. CONDITION PRECEDENT, TERM. This Agreement is contingent upon the closing of the Stock Purchase Agreement. The Employee's full-time employment hereunder shall commence upon the closing of the Stock Purchase Agreement (the "Effective Date"), and, unless renewed or modified by written agreement between the Company and the Employee, the Employment Period will terminate on the third anniversary following the Effective Date (the "Employment Term"); provided, that
(a) the Employment Period shall terminate prior to such date upon the Employee's resignation, death or Permanent Disability and (b) the Employment Period may be terminated by the Company at any time prior to such date, if such termination shall be for Cause; and provided further that the Employment Term shall be deemed renewed and extended for successive one-year periods unless the Company or the Employee has given at least three months' written notice of an intention not to renew this Agreement.

        Section 3.  POSITION AND DUTIES

     3.1 During the Employment Term, the Employee shall be employed by the Company and shall serve as a Vice President of Specialty Pharmacy Operations. Employee shall report on a regular basis directly to the Company's President or his designee and shall perform such duties consistent with his position as of such nature as are usually associated with such office, and the Employee shall and have such powers relating to the Company as shall from time to time be assigned to him by the Board of Directors of the Company.

     3.2 During the Employment Term, the Employee shall devote his full business time, best efforts, energies, attention and ability to the business and interests of the Company and PPP.

        Section 4. COMPENSATION.

     4.1 As full compensation for his services and undertakings pursuant to this Agreement, the Employee shall receive a salary (the "Annual Salary") at the rate of not less than _________________ Dollars ($_________) per year, subject to adjustment as hereafter provided, payable in twenty-six (26) equal installments or other more frequent installments in accordance with the regular pay policies of the Company. The Annual Salary shall be subject to annual review and increase by the Board of Directors of the Company. In addition, the Employee shall be eligible for an annual bonus in accordance and payable with the Company's Bonus Plan. Notwithstanding or limiting the foregoing provisions, Employee shall be entitled to an increase in Annual Salary in the amount of _____________ thousand ($______) dollars upon PPP achieving ___________ dollars ($______________) in
EBITDA and an additional increase in Annual Salary of ________________ ($_________) upon PPP achieving ____________ dollars ($____________) in EBITDA.

     4.2 During the Employment Term, the Employee shall also be entitled to (a) three weeks paid vacation annually and (b) participate in group medical insurance and other benefits or programs hereafter established by the Company and made available by the Company to its employees. The Company agrees to waive, where applicable and permissible pursuant to the terms of any such plan, any enrollment waiting period in the Company's group medical insurance plans and retirement plans. The Employee's medical insurance coverage shall be provided through the current medical insurance plan of PPP, at PPP's cost, or through a Company plan providing comparable or superior benefits to the Employee. The Employee's short- and long-term disability insurance coverage shall be provided through the current disability insurance program of PPP, at PPP's cost, or through a Company plan providing comparable or superior benefits to the Employee.

     4.3 The Company shall deduct from the Employee's salary, bonus or incentive compensation any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

     Section 5. STOCK OPTIONS. On the Effective Date (as defined herein), Employee shall be granted stock options of the Company ("Option Grant"), at an exercise price and in accordance with a vesting schedule set forth in the Stock Option Agreement attached hereto as Exhibit A (the "Stock Option Agreement"). All Stock Options granted under this Agreement shall qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the limitations of Section 422 of the Code, except to the extent of any deviation from such limitations in which case the affected portion of the Option Grant shall be treated as a nonstatutory option.

     In the event that the Employee shall be subject to a Justified Termination (as defined below), any unexercised portion of the Option Grant, whether or not already vested, shall immediately expire and become null and void as of the Termination Date. In the event that the Employee voluntarily terminates his employment (other than for Good Reason), any unvested portion of the Option Grant shall immediately expire and become null and void as of the Termination Date, and the vested portion of the Option Grant shall expire to the extent not exercised before 90 days after the Termination Date. In the event that the Executive shall be subject to a Termination with Severance (as defined below) or shall be terminated as a result of his death or disability, the unvested portion of the Option Grant shall continue to vest for the three-year period set forth in the Stock Option Agreement and shall remain exercisable pursuant to the terms of the Option Grant.

        Section 6. TERMINATION.

     6.1 Termination with Severance. Except as otherwise provided in Section 6.2 below, if the Employment Period shall be terminated by the Company prior to the third anniversary of the Effective Date for any reason other than for Cause or as a result of the death or Permanent Disability of the Employee, or if the Employee terminates the Agreement for "Good Reason", the Employee shall be entitled to receive an amount equal to the Employee's then current annual salary, exclusive of any bonuses, and shall continue group medical insurance and similar health benefits (the "Severance Pay"), for the period (the "Severance Period") commencing on the Termination Date and ending on the later of (i) the third (3rd) anniversary of the Effective Date or (ii) the one hundred eightieth (180th) day following the Termination Date, provided the Employee has not breached and does not breach the provisions of Sections 7 and 8 in this Agreement. However, any Severance Pay which is payable shall immediately be reduced by the amount of salary received by the Employee during the Severance Period as a result of the Employee's obtaining employment with another employer. The Company shall assist Employee in procuring new employment and Employee agrees to consider offers from any and all prospective employers procured by the Company, provided that employment offered is comparable in terms of duties, responsibilities, title, and compensation (including benefits, and incentive compensation) to the Employee's employment with the Company as of the Commencement Date. During each month of the Severance Period, Employee agrees to make himself available to the Company for up to six hours of strategic consulting upon the Company's reasonable request, and Employee shall be deemed employed as a consultant to the Company throughout the Severance Period.

     6.2 Termination without Severance. If the Employment Period shall be terminated by the Company prior to the third anniversary of the Effective Date hereof (a) for Cause, (b) as a result of the Employee's resignation (other than with Good Reason), (c) as a result of the death or permanent disability of the Employee (collectively, a "Justified Termination"), the Employee shall be entitled to receive his Annual Salary through the Termination Date and reimbursement of all reimbursable expenses incurred by the Employee prior to the Termination Date. A termination for Cause shall become effective on the date designated by the Company. In the case of Justified Termination, Employee shall not be eligible to receive, and the Company shall not be required to pay, any Severance Pay pursuant to Section 6.1 hereof.

     Section 7. COVENANT NOT TO DISCLOSE. The Employee will not at any time disclose or use any Confidential Information of which the Employee is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the
Employee's performance of duties assigned to the Employee pursuant to the Agreement. The Employee will take all appropriate steps to safeguard
Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

        Section 8. COVENANT NOT TO COMPETE; NON-INTERFERENCE.

     8.1. The Employee covenants and agrees that during the Employment Term and for a period of two (2) years following the Termination Date, he shall not, either directly or indirectly, without the prior written consent of the Company, on his own behalf or in the service or on behalf of others serve anywhere in New England or the Mid- Atlantic States as an owner, manager, stockholder (except as a holder of no more than 2% of the issued and outstanding stock of a publicly traded company), consultant, director, officer or employee of any business entity that provides, develops or sells prescription PBM Services that are similar to or competitive to those provided, offered or sold by the Company; and for a period of two (2) years following the termination for any reason of such employment the Employee shall not, either directly or indirectly solicit, divert or appropriate any NMHC Customer for PBM Services. For purposes hereof, "NMHC Customer" shall mean an entity or person that the Employee knows or reasonably should know has purchased PBM Services provided by the Company or any of its affiliates within twelve months prior to the Termination Date, or to the Employee's knowledge has received a proposal to from the Company offer PBM Services during the six months prior to the Termination Date.

     8.2 The Employee covenants and agrees that during his employment by the Company, and for a period of two (2) years after the Termination Date (or) for a period of one (1) year after the Termination Date with respect to employees who have worked for PPP prior to the Effective Date) following termination, for any reason, of such employment, he will not directly on his own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, to any competing business any person employed by the Company, whether or not such employee is a full-time employee or a temporary employee of the Company, and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

        Section 9. COVENANT TO REPORT; PATENT, ETC.

     9.1 The Employee shall promptly communicate and disclose to the Company all inventions, discoveries, improvements and new writings, in any form, whatsoever that either (A) relate to any matters or business carried on or being developed by the Company, or (B) result from or are suggested by any work done by the Employee in the course of the Employee's employment by the Company (hereinafter "Inventions"), including, without limitation, all software, programs, routines, techniques, procedures, training aides and instructional manuals conceived, developed or made by the Employee during the Employee's employment by the Company, whether solely or jointly with others, and whether or not patentable or copyrightable. The Employee shall also promptly communicate and disclose to the Company all other data obtained by the Employee material to the business or affairs of the Company in the course of the Employee's employment by the Company.

     9.2 All written materials, records and documents made by the Employee or coming into the Employee's possession during the Employment Term concerning the business or affairs of the Company shall be the sole property of the Company, and, upon the termination of the Employment Term or upon the request of the Company during the Employment Term, the Employee agrees to render to the Company such reports of the activities undertaken by the Employee or conducted under the Employee's direction, pursuant hereto during the Employment Term as the Company may request.

     9.3 The Employee will assign to the Company all right in the Inventions and will assist the Company or its designee during and subsequent to the Employee's employment, at the Company's sole expense, in filing patent and/or copyright applications on, and obtaining for the Company's benefit patents and/or copyrights for such Inventions in any and all countries, and will assign to the Company all such patent and/or copyright applications, all patents and/or copyrights which may issue thereon, said Inventions to be and remain the sole and exclusive property of the Company or its designee whether or not patented and/or copyrighted.

     9.4 Any Invention  conceived,  developed or made by the Employee within one
(1) year of the termination of the Employee's employment, whether such termination of employment is voluntary or involuntary, shall be deemed to have arisen out of and been conceived, developed or made by the Employee during the Employee's employment by the Company, unless established to have been conceived, developed or made after the termination of such employment.

     Section 10. REMEDIES.The Employee acknowledges that the Company will have no adequate remedy at law if the Employee violates the terms of Section 7, 8 or 9 hereof. In such event, the Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of or otherwise to specifically enforce any of the covenants of such Sections.

        Section 11. COMPLIANCE WITH OTHER AGREEMENTS.

     Employee and Company represent and warrant to the other that each is under no contract, restriction or obligation which is inconsistent with execution of this Agreement or the performance of his/its duties hereunder. Each hereby agrees to indemnify the other for all losses, damages, costs, fees and expenses including attorney's fees incurred by the other in connection with any of the following:

        (a) any breach of the foregoing representations and warranties;

     (b) any lawsuit or other legal proceeding in which it is claimed that the other has breached any trust, confidence or duty of loyalty, etc.;

     (c) any action or matter relating to the above representations and warranties.

        Section 12. WAIVERS.

     A waiver by the Company or the Employee of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        Section 13. BINDING EFFECT; BENEFITS.

     Subject to the provisions of Section 5 hereof this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any corporation or other business organization with which the Company may merge or consolidate or to which it may transfer substantially all of its PPP-related assets. Insofar as the Employee is concerned, this Agreement, being personal, cannot be assigned.

        Section 14. NOTICES.

     All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered in person, by courier, by facsimile transmission (with proof of delivery), or four (4) days after dispatch by registered or certified mail, postage paid, return receipt requested, to the party to whom the same is so given or made, to the address of such party hereinabove set forth and in the case of notices to the Employee, a copy shall be similarly sent to Verrill & Dana, LLP, One Portland Square, Portland, ME 04101, Attn: Gregory S. Fryer, Esq.

        Section 15. ENTIRE AGREEMENT; AMENDMENTS; SURVIVAL COVENANTS.

     This Agreement contains the entire Agreement, and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, changed, amended, modified or discharged orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought. The covenants of the Employee contained in Sections 7, 8 and 9 (insofar as they relate to the Employment Term) of this Agreement and the covenants of the Company contained in Section 6.1, if applicable, shall survive the termination of the Employment Term.

        Section 16. HEADINGS.

     The headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

        Section 17. SEVERABILITY.

     The invalidity of all or any part of any Section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such Section. If any provision of this Agreement is so broad as to be unenforceable, such provisions shall be interpreted to be only so broad as is enforceable.

        Section 18. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.

        Section 19. GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.

        Section 20. INDEMNIFICATION.

     The Company and PPRX shall, to the fullest extent permitted by law and by their respective its Certificates (or Articles, as the case may be) of Incorporation and By-laws, indemnify the Employee and hold him harmless for any acts or decisions made by him in good faith while performing his duties pursuant to this Agreement.

        Section 21. NO THIRD PARTY BENEFICIARY.

     The Agreement  will not confer any rights or remedies upon any person other
than  the  Company,   the  Employee  and  their  respective  heirs,   executors,
administrators, personal representatives, successors and permitted assigns.



        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                            NATIONAL MEDICAL CARD SYSTEMS, INC.

                                            BY:_______________________________


                                           -----------------------------------

                                    EXHBIT A


     STOCK OPTION AGREEMENT (this "Agreement") made as of the 31st day of July, 2003 between NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a Delaware corporation (the "Company"), and ____________ ("Optionee").

WHEREAS, the Optionee is an employee of the Company or a subsidiary thereof;

     WHEREAS, the Company desires to provide to the Optionee an additional incentive to promote the success of the Company;

     NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee (the "Grant") the right and option to purchase Common Shares of the Company under and pursuant to the terms and conditions of the 1999 Stock Option Plan (the "Plan") and upon and subject to the following terms and conditions:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the "Option") to purchase fifty thousand (50,000) Common Shares of the Company (the "Option Shares") during the following periods:

     (a) All or any part of sixteen thousand six hundred and sixty seven (16,667) Common Shares may be purchased during the period commencing one (1) year from the date of execution hereof and terminating at 5:00 P.M. on July 31, 2013 (the "Expiration Date").

     (b) All or any part of sixteen thousand six hundred and sixty seven (16,667) Common Shares may be purchased during the period commencing two (2) years from the date of execution hereof and terminating at 5:00 P.M. on the Expiration Date.

     (c) All or any part of sixteen thousand six hundred and sixty six (16,666) Common Shares may be purchased during the period commencing three (3) years from the date of execution hereof and terminating at 5:00 P.M. on the Expiration Date.

     2. NATURE OF OPTION. Such Options to purchase the Option Shares are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, relating to "incentive stock options" but shall be treated as nonstatutory options to the extent of any disqualifying disposition or other event that disqualifies an option for incentive stock option treatment under
Section 422.

     3. EXERCISE PRICE. The exercise price of each of the Option Shares shall be $_______, the closing bid price on the date of execution hereof, (the "Option Price"). The Company shall pay all original issue or transfer taxes on the exercise of the Option.

     4. EXERCISE OF OPTIONS. The Option shall be exercised in accordance with the provisions of the Plan. As soon as practicable after the receipt of notice of exercise (in the form annexed hereto as Exhibit 1) and payment of the Option Price as provided for in the Plan, the Company shall tender to the Optionee certificates issued in the Optionee's name evidencing the number of Option Shares covered thereby.

     5. TRANSFERABILITY. The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee's lifetime, shall not be exercisable by any person other than the Optionee.

     6. INCORPORATION BY REFERENCE. The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

     7. CHANGE IN CONTROL. In the event of a Change in Control (as hereinafter defined), any Options granted hereunder which have not vested as of the date of the Change in Control shall automatically vest on such date. For purposes of this Agreement, the term "Change in Control" shall mean:

     (a)  the  transfer,   through  one  transaction  or  a  series  of  related
transactions,   either   directly  or   indirectly,   or  through  one  or  more
intermediaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, or the last of any series of transfers that results in the transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

     (b) approval by the stockholders of the Company of a merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the merged or consolidated company's then outstanding voting securities, entitled to vote generally, in the election of directors or with respect to a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company;

     (c) the transfer, through one transaction or a series of related transactions, of more than 50% of the assets of the Company, or the last of any series of transfers that results in the transfer of more than 50% of the assets of the Company. For purposes of this paragraph, the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the most recent financial statements prepared by the Company's independent accountants; or

     (d) during any fiscal year, individuals who at the beginning of such year constituted the board of directors of the Company (the "Board") and any new director or directors whose election by the Board was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the year or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

        8. CAPITAL ADJUSTMENT.

     (a) If the Company is merged or consolidated with or into another corporation where the Company is not the survivor, there shall be substituted for the shares issuable upon exercise of the outstanding Option an appropriate number of shares of each class of stock, other securities or other assets of the merged or consolidated corporation which were distributed to the shareholders of the Company in respect of the Common Stock; provided, however, that the Option may be exercised in full by the Optionee as of the effective date of any such merger or consolidation of the Company without regard to the vesting schedule in
Section 1(b), by the Optionee giving notice in writing to the Company of his intention to so exercise.

     (b) If the Company is liquidated or dissolved then all outstanding portions of the Option may be exercised in full by the Optionee as of the effective date of any such liquidation or dissolution of the Company without regard to the vesting schedule in Section 1(b), by the Optionee giving notice in writing to the Company of his intention to so exercise.

     (c) If the outstanding shares of Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise than in cash, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to this Option and the Option Price for such shares shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Option Price; provided, however, no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

     9. NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and (i) hand delivered, (ii) sent by registered or certified mail, return receipt requested, or (iii) sent by a nationally recognized overnight courier addressed to the Company, 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Secretary and to the Optionee at the address indicated below. Notices shall be deemed to have been given on the date of hand delivery, mailing or overnight delivery, except notices of change of address, which shall be deemed to have been given when received.

     10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     11. ENTIRE AGREEMENT. This Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

     12. ARBITRATION. Except for any proceeding seeking equitable remedies in respect hereof, any dispute or controversy under this Agreement shall be resolved by final and binding arbitration before a single impartial arbitrator designated and acting under the rules and regulations of the American Arbitration Association ("AAA") located in Nassau County, Long Island. The decision and award of the arbitrator selected in accordance with the then obtaining rules and regulations of the AAA shall be final and binding upon the parties thereto, and may be enforced by the prevailing party in any court of competent jurisdiction. As part of his award, the arbitrator shall allocate the fees of the AAA, any and all other costs of the arbitration, and the parties' reasonable attorneys' fees and expenses, in accordance with the arbitrator's determination of the relative merits of the parties' positions in the arbitration. Notwithstanding any other provision of this Agreement to the contrary, the arbitrator shall have no power to delete from, add to or modify the terms of this Agreement, and may not award any remedy that effectively conflicts directly or indirectly with any provision of this Agreement as written. The arbitrator's power shall be limited to interpreting and enforcing the terms of this Agreement as written.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                                    By:_______________________________
                                        James Bigl, CEO

                                    ------------------------------------
                                      Signature of Optionee

                                    ____________________________________
                                      Name of Optionee

                                                               Exhibit 9.03(h)
                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (the "Agreement") made as of July 31, 2003 by and among NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a New York corporation ("NMHC"), and the individuals whose names are set forth on Schedule I hereto (each, a "Shareholder" and, collectively, the "Shareholders").

                              W I T N E S S E T H:

     WHEREAS, NMHC has purchased Portland Professional Pharmacy from the Shareholders pursuant to a Stock Purchase Agreement dated as of July 31, 2003 (the "Acquisition Agreement"); and

     WHEREAS, the Shareholders may be entitled to receive Common Stock of NMHC pursuant to the Earn Out provisions of the Acquisition Agreement; and

     WHEREAS, the parties hereto desire to promote the interests of NMHC and the interests of the Shareholders by establishing herein certain terms and conditions upon which NMHC will register certain of the shares of Common Stock issuable under the Earn Out; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

     "Business Day" shall have the meaning ascribed thereto in the Acquisition Agreement.

     "Changing Event shall have the meaning ascribed thereto in Section 3.3(d) hereof.

     "Common Stock" means the common stock, par value $.01 per share, of NMHC.

     "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Correction Event" shall have the meaning ascribed thereto in Section 3.3(d) hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Holder" shall mean any holder of Registrable Securities.

     "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" shall mean the shares of (i) Common Stock issued or issuable to the Holders pursuant to the Earn Out (the "Earn Out Shares") and
(ii) Common Stock issuable or issued to the Holders, in respect of the Earn Out Shares, upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event, excluding all such shares which (x) have been registered under the Securities Act, (y) have been publicly sold pursuant to Rule 144, or (z) are eligible for sale without restriction under Rule 144(k).

     "Registration Expenses" shall mean all expenses incurred in compliance by NMHC with Section 3 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, expenses incurred in connection with the preparation, printing and distribution of the registration statement and prospectus, fees and disbursements of counsel for NMHC and independent public accountants of NMHC, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of NMHC, which shall be paid in any event by NMHC).

     "Rule 144" shall mean Rule 144, or any successor rule, under the Securities Act.

     "Rule 144(k)" shall mean Rule 144(k), or any successor rule, under the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Selling Expenses" shall mean all underwriting and brokers' discounts and selling commissions applicable to the sale of Registrable Securities, transfer taxes and all fees and disbursements of counsel for any Holder.

     2. Notice of Transfers. Promptly following a transfer of any Registrable Securities (except under circumstances described in Section 3 hereof), each Holder agrees to give written notice to NMHC of such transfer, including the number of Registrable Securities, the date of transfer and to whom such Registrable Securities were transferred.

     3.1 Piggyback Registration Rights. (a) If NMHC shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising demand registration rights (other than a registration relating solely to employee benefit or Stock Option Plan plans, a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales), NMHC will (i) notify the Holders by written notice thereof within twenty (20) days prior to filing any registration statement; and (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within ten (10) days after receipt of the written notice from NMHC described in clause
(i) above, except as set forth in Section 3.1(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

     (b) If the registration of which NMHC gives notice is for a registered public offering involving an underwriting, NMHC shall so advise the Holders by written notice. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with NMHC distributing its securities for its own account through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by NMHC. Notwithstanding any other provision of this Section 3.1, if the representative of the underwriters advises NMHC in writing that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten, NMHC shall so advise all Holders requesting registration, and the number of shares that may be included in the registration and underwriting shall be allocated first to NMHC for securities being sold for its account or to the security holder or holders exercising demand registration rights for securities being sold for their account, as the case may be, and then in the following manner: (i) the securities requested to be registered by officers or directors of NMHC (other than officers or directors who are also Holders) shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of securities requested to be registered by such officers and directors, and (ii) if a limitation on the number of shares is still required, the securities being sold for the account of the Holders shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they had requested to be included in such registration. If any Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to NMHC and the underwriter.

     3.2. Expenses of Registration. NMHC shall bear all Registration Expenses and the selling Holders shall bear all Selling Expenses (in proportion, as nearly as practicable, to the Registrable Securities of each selling holder of securities being registered) incurred in connection with any registration, qualification or compliance pursuant to the provisions of Sections 3.

     3.3. Registration Procedures. In the case of each registration effected by NMHC pursuant to this Agreement, NMHC will keep each participating Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, NMHC will:

     (a) Keep such registration statement effective until the earlier of (x) six
(6) months from the effective date of such registration statement or (y) the date on which all of the Holders have completed the distributions described in the registration statement relating thereto;

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and free of material misstatements or omissions and to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement and respond as promptly as practicable to any comments received with respect thereto;

     (c) Furnish to each Holder such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a selling Holder from time to time may reasonably request in order to facilitate the disposition of Registrable Securities covered by them;

     (d) Notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits a fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (a "Changing Event"), and, NMHC will as soon as possible prepare and furnish to such seller (a "Correction Event") a reasonable number of copies of a supplement to or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (e) Cause all Registrable Securities included in such registration to be listed on each, if any, securities exchange or system on which similar securities issued by NMHC are then listed; and

     (f) Register or qualify for offer and sale the Registrable Securities by the time the registration is declared effective by the Commission under all applicable state securities or "blue sky" laws of the 50 states of the United States or obtain appropriate exemptions therefrom, to keep each such registration or qualification effective during the period the registration statement is required to be kept effective, and to do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided, however, that NMHC shall not be required to submit to the general service of process in any such jurisdiction unless NMHC is already subject to such service in such jurisdiction;

     (g) During the period that NMHC is required to keep the registration statement effective, NMHC will advise the Holders within a reasonable time (i) when the prospectus or any prospectus supplement or post-effective amendment thereto has been filed, and when the same has become effective, (ii) of any request by the Commission for any amendments to, or issuance by the Commission of any stop order with respect to the registration statement or any prospectus or amendment thereto, or (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the registration or qualification or exemption from registration or qualification or any proceedings for that purpose;

     (h) If reasonably requested by Holders' counsel or any Holder, incorporate as promptly as practicable in a prospectus supplement or post-effective amendment such information as such Holder or Holders' counsel reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Holder to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of any underwritten offering of the Registrable Securities to be sold in such offering, and NMHC shall promptly make all required filings of such prospectus supplement or post-effective amendment;

     (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing Registrable Securities sold under a registration statement to the purchasers thereof, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request and keep available and make available to NMHC's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

     (j) Enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the Holders of a majority of the Registrable Securities or the underwriters retained by the Holders participating in an underwritten public offering, if any, may reasonably request in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that such underwriters are reasonably acceptable to NMHC;

     (k) Furnish to each Holder of Registrable Securities included in such offering and to each underwriter, if any, if requested by such Holder or underwriter, a signed counterpart, addressed to such Holder or underwriter, of
(i) an opinion or opinions of counsel to NMHC and (ii) a comfort letter or comfort letters from NMHC's independent public accountants, each in customary form and covering matters of the type customarily covered by opinions or comfort letters, as the case may be.

     4. Indemnification. (a) To the extent permitted by applicable law, NMHC will indemnify and hold harmless each Holder, its partners, officers, directors, trustees, employees and agents, and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, trustees, employees and agents of such controlling person, each Holder and each underwriter, if any, and each person who controls such underwriter within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement, any amendments thereto and all documents incorporated by reference therein) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person, for any legal and other expenses as are reasonably incurred in connection by them with investigating and defending any such claim, loss, damage, liability or action, provided that NMHC will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to NMHC by such Holder or underwriter and stated to be specifically for use therein or to the extent due to the failure of such Holder or underwriter to provide an updated prospectus or other document to a purchaser at a time when NMHC has informed such Holder or underwriter of a material misstatement or omission in a prospectus or other document and has provided updated prospectuses or other documents correcting such misstatement or omission.

     (b) Each Holder (on a several and not joint basis) will indemnify NMHC, its officers, directors, employees and agents, and each person, if any, who controls NMHC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the officers, directors, employees and agents of such controlling person, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Securities Act, and each other Holder, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal and other expenses as are reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to NMHC by such Holder and stated to be specifically for use therein; provided, that in no event shall any indemnity under this Section 4(b) exceed the net proceeds from the offering received by such Holder, and no Holder shall be liable under this Section 4(b) for any statements or omissions of any other Holder.

     (c) Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice in writing to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; provided, however, that the Indemnifying Party shall pay the expense of one counsel for all similarly situated Indemnified Parties if representation of such Indemnified Parties by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Parties and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 4, unless such failure materially prejudices the ability of the Indemnifying Party to defend against the claims asserted against the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of NMHC, on the one hand, and such Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of NMHC, on the one hand, and Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by NMHC or by such Holder and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 4(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 4(d) hereof. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Holder under this Section 4(d) are several and not joint, and are subject to the limitation set forth in the proviso to Section 4(b) above.

     (e) The  obligations  of NMHC and the  Holders  under this  Section 4 shall
survive  the  completion  of  any  offering  of  Registrable   Securities  in  a
registration statement, and otherwise, and the termination of this Agreement.

     5. Information by Holders. Each Holder shall furnish to NMHC such information regarding such Holder and the distribution proposed by such Holder as NMHC may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, NMHC agrees to:

     (a) use its reasonable best efforts to make and keep current public information available as those terms are understood and defined in Rule 144 under the Securities Act at all times;

     (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of NMHC under the Securities Act and the Exchange Act; and

     (c) furnish to the Holders forthwith upon request a written statement by NMHC as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of NMHC, and such other reports and documents so filed as the Holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

     7. No Voluntary Transfer or Assignment of Registration Rights. The rights to cause NMHC to register securities granted to the Holders by NMHC under
Section 3 may not be voluntarily transferred or assigned by a Holder without the prior written consent of NMHC. Nothing herein shall restrict any transfers upon death or otherwise by operation of law.

     8. Amendment; Waiver. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by Holders who own at least a majority of the Registrable Securities. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver; it being agreed and understood that execution by Holders who own a majority of the Registrable Securities shall constitute a waiver by all the Holders. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with respect thereto shall continue in full force and effect.

     9. Specific Performance, Remedies. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute an action or proceeding to enforce the provisions hereof, any person (including NMHC) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

     10. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, certified or registered mail, postage prepaid, return receipt requested, or transmitted by facsimile or delivered either by hand, by messenger or by nationally recognized overnight courier, addressed:

     (a) if to a Holder, at his address set forth on Schedule I attached hereto or at such other address as he shall have furnished to NMHC in writing.

     (b) if to NMHC, at the following address, or at such other address as NMHC shall have furnished to the Holders,

                      National Medical Health Card Systems, Inc.
                      26 Harbor Park Drive
                      Port Washington, New York 11050
                      Attn: Chief Financial Officer

with a copy to Jonathan Friedman, Esq. at that same address.

     11. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted transferees, successors and assigns of the parties hereto, whether so expressed or not.

     12. Governing Law. This Agreement is to be governed by and interpreted under the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

     13. Titles and Subtitles. The titles of the sections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

     14. Severability. The invalidity or unenforceability of any provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement.

     15. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, arrangements and understandings, whether written or oral, with respect to the subject matter hereof.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     17. Termination. This Agreement shall terminate and be of no further force or effect upon the fourth anniversary of the date of this Agreement, except as set forth in Section 4(e).

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                     NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                                   By:
                                      -----------------------------------------



                                                          HOLDERS:

                                   SCHEDULE I


Paul T. Levesque
11 Longwood Drive
Portland, ME 04102

Joseph Lorello
10 Iron Clad Road
Scarborough, ME 04074

Thomas Madden
21 Pine Ridge Road
Saco, ME 04072

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                              OPTION EXERCISE FORM



     The undersigned hereby irrevocably elects to exercise the within Option dated __________________ to the extent of purchasing ___________________ Common
Shares of National Medical Health Card Systems, Inc. The undersigned hereby makes a payment of $______________ in payment therefor.

                                                   ------------------------
                                                     Name of Optionee


                                                   ------------------------
                                                     Signature of Optionee


                                                   ------------------------
                                                      Address of Optionee


                                                   ------------------------
                                                     Date

                                                                 Schedule 2.05

                                EARN OUT SCHEDULE

     This Schedule describes the Earn Out to be paid by Acquirer to the Shareholders for the Shares. Except as otherwise provided in this Schedule, capitalized terms have the same meanings as set forth in the Stock Purchase Agreement (the "Agreement"), except that each reference herein to "Company" shall mean the businesses of PPRX and PRXA collectively, in whatever form Acquirer may choose to maintain these existing corporations.

     A. Computation and Payment. Acquirer shall pay to the Shareholders, as additional consideration for the Shares, the following Earn Out:

     (i) 25% of the gross margin dollars generated from existing Company clients or generated as a result of the Company's organic growth and 10% of the gross margin dollars generated from Acquirer clients migrated to the Company for the twelve months commencing August 1, 2003 and ending July 31, 2004; and

     (ii) 25% of the gross margin dollars generated from existing Company clients or generated as a result of the Company's organic growth and 10% of the gross margin dollars generated from Acquirer clients migrated to the Company for the twelve month period commencing August 1, 2004 or (if later) the first day of the month following completion of integration pursuant to Section 7.06 of the Agreement; and

     (iii) 25% of the gross margin dollars generated from existing Company clients or generated as a result of the Company's organic growth and 10% of the gross margin dollars generated from Acquirer clients migrated to the Company for the twelve month period commencing on the day after the end of the second earn out period described in clause (ii) above.

     The Earn Out earned pursuant to (i), (ii) and (iii) above shall be capped at $7,000,000 in total and shall be paid in cash unless the Acquirer, in its sole discretion as to any given installment, elects to make payment 50% in Acquirer Common Stock and 50% in cash. Such Earn Out shall be payable within 45 days after the first, second and third anniversary of the Closing Date or 45 days from the end of any of any earn out period described above, which ever is later, respectively, and shall be accompanied by a detailed calculation of each component of the Earn Out. Stock delivered in payment of the Earn Out shall be valued at the average of the high and low trading price of Acquirer Common Stock, as published for the 15 trading days immediately preceding the applicable anniversary of Closing.

     B. Definitions. For purposes of this Schedule 2.05, the following terms shall be defined as indicated:

     "Gross margin dollars" shall mean the sales of the Company less cost of sales, determined on a consistent basis to that applied in the preparation and presentation of the Year-End Financial Statements for the Company's fiscal year ended December 31, 2002 and interim statements dated June 30, 2003. Provided, however, that Company gross margin may include direct costs of labor to mix compounds, direct shipping expenses, and supplies utilized, if and to the extent necessary to conform to generally accepted accounting principles. Gross margin shall in all events include rebates on purchased products.

     "Existing Company clients" shall mean and include those persons, entities or organizations to whom or through whom PPRX or PRXA provided products or services within the twelve-month period immediately preceding the Closing Date, and in addition shall include any prospective customer of PPRX or PRXA for which Company employees or sales representatives during such twelve-month period devoted significant sales efforts as mutually agreed to by the parties.

     "Acquirer clients migrated to the Company" or "migrated clients" shall mean and include those persons, entities, or organizations to whom or through whom Acquirer or its affiliates provided products or services within the twelve-month period immediately preceding the Closing Date, other than persons, entities or organizations that are existing Company clients as defined above.

     "Company" shall mean PPRX and PRXA, on a combined basis. For purposes of this Schedule if, after the Closing, Acquirer reorganizes PPRX or PRXA or the business functions of either entity, then "Company" shall include any successor entities or units affiliated with Acquirer, but only to the extent such affiliated entities or units engage in the sale of products or services similar to those offered by the Company at the time of such reorganization.

     Revenues from "organic growth" shall mean and include all sales by the Company for the relevant Earn Out Period, other than to migrated clients or existing Company clients as defined above.

     "Earn Out Periods" shall mean the three successive twelve-month periods immediately following the Closing Date.

        C. Additional Covenants. Acquirer and the Shareholders agree as follows:

     1. After the Closing Acquirer and its affiliates shall, subject to the last sentence of this paragraph, provide sufficient funds, personnel and other resources throughout the Earn Out Periods to enable the Company to (a) continue to conduct its present lines of business in substantially the same manner as the business was conducted by the Company prior to the Closing Date, as well as to enable the Company to pursue additional related business opportunities, and (b) operate such business consistent with reasonably prudent business practice. No violation or breach of this Schedule shall occur by reason of any decision by the Company or Acquirer to (i) terminate, amend or modify the employment agreements with one or more of the Shareholders, (ii) not hire any employee or former employee of the Company, (iii) terminate any employee of Acquirer, the Company or their respective affiliates, (iv) terminate, amend or modify the terms of any business relationship or agreement in a manner that is consistent with reasonably prudent business practice or (v) take any other action which is consistent with reasonably prudent business practice.

     2. During the Earn Out Periods, neither Acquirer, the Company nor their respective affiliates shall commit any action (or failure to act) which is inconsistent with the provisions of this Schedule, where such action (or such failure to take action) could reasonably be expected to adversely and materially affect the Shareholders' ability to realize the payments contemplated in this Schedule. Notwithstanding anything to the contrary contained in this paragraph, no violation or breach of any agreement contained in this Schedule shall occur by reason of any decision by Acquirer to take any action that is commercially reasonable in its reasonable discretion in light of the Acquirer's business; provided that, with respect to decisions that could adversely and materially affect the Shareholders' ability to realize the payments contemplated in this
Schedule, Acquirer shall obtain the written consent of the Shareholder Representative, which consent shall not be unreasonably withheld. Provided however, the consent of the Shareholder Representative will not be required in connection with the Board of Directors of the Acquirer or the Shareholders of the Acquirer, approving the sale of a majority of the capital stock of the Acquirer or substantially all of the assets of Acquirer.

     3. After the Closing, the Company shall maintain records of sales and cost of sales in a manner reasonably calculated to capture and preserve the information needed to calculate the Earn Out. Acquirer and the Shareholders shall cooperate with each other regarding the exchange and provision of information to each other about the operations of the Company's business during the Earn Out period and in the calculations contemplated in this Schedule, including, without limitation, reasonable access to all business records of Acquirer or its affiliates related to the calculations.

     4. Any Shareholder, by written notice, may request a review of the Earn Out calculation. Such notice shall be given to Acquirer and the other Shareholders within 30 days after the Shareholder receives the Earn Out payment and the required statement setting forth Acquirer's calculation of each component of the Earn Out. Thereafter, unless the parties have agreed on other reasonable procedures, Acquirer shall engage its outside auditors to review the Earn Out calculation for the latest Earn Out Period and shall submit to Acquirer and the Shareholders a report on their findings. Any Shareholder, at his own expense, may retain accountants or other advisors to review Acquirer's initial calculation and/or to review the outside auditors' report. Once agreement on any adjustment to the Earn Out calculation is reached between Acquirer and all Shareholders, Acquirer shall promptly pay over to each Shareholder (or the Shareholders shall each promptly refund to Acquirer, as the case may be), in cash, the difference between the value of cash and stock initially paid to the Shareholder and the value of cash and stock that should have been paid had the applicable adjustment been made in the original calculation of the Earn Out. If the parties, for any reason, are unable to agree upon the calculation of the Earn Out within 120 days after the end of the Earn Out Period, then the matter shall be resolved in accordance with the provisions of Section 13.02 of this Agreement.

     5. The provisions of this Schedule shall be binding on any successor-in-interest to Acquirer, PPRX or PRXA. If Acquirer enters into any agreement or transaction by which ownership of any substantial portion of the business of the Company is sold or transferred (whether by merger, sale of stock, reorganization or otherwise) to an entity or other person not affiliated with Acquirer, and the Common Stock of such non-affiliated purchaser has a public market capitalization of less than $100 million, then the Shareholders may elect to receive the stock portion of the Earn Out payments in the form of cash instead of Acquirer Common Stock.